                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 20, 1998
                                                          -------------

                               WORLD ACCESS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



DELAWARE                       0-19998                           65-0044209
--------------------------------------------------------------------------------
(STATE OR OTHER          (COMMISSION FILE NUMBER)              (IRS EMPLOYER
JURISDICTION OF                                                IDENTIFICATION
INCORPORATION)                                                     NUMBER)


945 E. PACES FERRY ROAD, SUITE 2240, ATLANTA, GEORGIA            30326
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:       (404) 231-2025
                                                     --------------------------

ITEM 5.  OTHER EVENTS.

         As previously reported, on May 12, 1998, World Access, Inc. (the "Company") announced that it had entered into (i) a definitive Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("RCG") pursuant to which the Company will acquire RCG in a merger transaction (the "Merger"), and (ii) a Share Exchange Agreement and Plan of Reorganization (the "Exchange Agreement") with the sole shareholder (the "Shareholder") of Cherry Communications U.K. Limited ("Cherry U.K.") pursuant to which the Company will acquire Cherry U.K. in a share exchange transaction (the "Exchange").

         In connection with the Merger, the creditors of RCG will receive an aggregate of 9,375,000 shares of common stock of WAXS INC. ("New World Access"). New World Access is a wholly-owned subsidiary of the Company that will become the parent of the Company upon the completion of the previously reported acquisition of the shares of NACT Telecommunications, Inc. ("NACT") not already owned by the Company and the holding company reorganization to be effective in connection therewith (the "Holding Company Reorganization"). Of the shares of New World Access common stock to be issued to the RCG creditors, two-thirds will be held in escrow and will be released to the RCG creditors over the two and one-half years following the consummation of the Merger subject to the attainment of certain earnings levels for the combined business of RCG and Cherry U.K.

         In connection with the Exchange, the Shareholder will receive an aggregate of 1,875,000 shares of New World Access common stock, of which one-third will be issued to the Shareholder at closing and the remaining two-thirds will be issued and held in escrow and will be released to the Shareholder over the two and one-half year period following the consummation of the Exchange subject to the attainment of certain earnings levels for the combined business of RCG and Cherry U.K. The Exchange Agreement pursuant to which provides, however, that the number of shares of New World Access common stock to be received by the Shareholder will be reduced to the extent that New World Access is required to convert options to acquire shares of Cherry U.K. capital stock, which options may only be granted with the permission of New World Access, into options to acquire New World Access common stock. It is currently expected that no such options will be granted.

         Each of the Merger and the Exchange is subject to the satisfaction of certain conditions customary in similar transactions, including the approval of the Company's stockholders and the consummation of the Holding Company Reorganization. The consummation of the Merger is also subject to the Bankruptcy Court's approval and confirmation of RCG's Plan of Reorganization which is expected to be filed by June 5, 1998. In addition, the Merger Agreement is subject to the approval of the Bankruptcy Court. Finally, the consummation of the Merger is a condition to the consummation of the Exchange, and the Exchange is a condition to the consummation of the Merger.

         The foregoing description of the Merger and the Exchange is qualified in its entirety by reference to the Merger Agreement and the Exchange Agreement which have been filed as exhibits to the Company's Form 8-K filed with the Commission on may 18, 1998.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statement of Business Acquired. Included in this report are the following financial statements:

                  (i) The combined unaudited financial statements of RCG and Cherry U.K. for the three months ended March 31, 1998 and 1997;

                  (ii) The combined financial statements of RCG and Cherry U.K. for the year ended December 31, 1997, which have been audited by the independent accounting firm of Ernst & Young LLP, whose opinion thereon is included herein;

                  (iii) The balance sheet of RCG for the year ended December 31, 1996 and the related statements of operations, stockholders' equity (deficit) and cash flows for the two years in the period ended December 31, 1996, which have been audited by the independent accounting firm of Grant Thornton LLP, whose opinion thereon is included herein; and

                  (iv) The financial statements of Cherry U.K. for the years ended March 31, 1997 and 1996, which have been audited by Munslow Messias, chartered certified accountants and registered auditors, whose opinion thereon is included herein.

         (b) Pro Forma Financial Information. The Unaudited Pro Forma Combined Financial Statements of New World Access give effect to the consummation of the several transactions that World Access has completed or are currently contemplated. The Unaudited Pro Forma Combined Statements of Operations give effect to : (1) the acquisition of Advanced TechCom, Inc. as if it had occurred on January 1, 1997; (2) the acquisition of a majority interest in NACT (the "NACT Stock Purchase") as if it had occurred on January 1, 1997;
(3) the acquisition of the remainder of NACT as if it had occurred on January 1, 1997 (the "NACT Transaction"); (4) the acquisition of RCG and Cherry U.K. (the "Resurgens Transaction") as if it had occurred on January 1, 1997; and (5) the acquisition of Telco Systems, Inc. ("Telco Merger") as if it had occurred on April 1, 1997. The Unaudited Pro Forma Combined Balance Sheet gives effect to:
(1) the NACT Transaction and Resurgens Transaction as if they had been completed on March 31, 1998 and (2) the Telco Merger as if it had been completed on May 31, 1998.

         The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company's management believes are reasonable. Each of the acquisition transactions above has been accounted for using the purchase method of accounting. The adjustments recorded in the Unaudited Pro Forma Combined Financial Statements represent the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Combined Financial Statements.

         In connection with the consummation of the pending acquisition transactions, the Company expects New World Access to record charges representing the estimated portion of the purchase price allocated to in-process research and development of $21.9 million and $65.0 million for the NACT Transaction and Telco Merger, respectively. In addition, in the three month period ended March 31, 1998, the Company recorded charges representing the estimated portion of the purchase price allocated to in-process research and development of $44.6 million and $5.4 million for the NACT Stock Purchase and ATI acquisition, respectively. Since these charges are directly related to the acquisitions and will not recur, the Unaudited Pro Forma Combined Statements of Operations have been prepared excluding these one-time non-recurring charges.

         The Unaudited Pro Forma Combined Financial Statements are not necessarily indicative of the financial position or the future results of operations or results that might have been achieved if the foregoing acquisition transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of the Company, ATI, NACT, Resurgens and Telco, and the related notes thereto.


         (c) Exhibits. The following exhibits are filed herewith by direct transmission via "edgar."

         23.1     Consent of Ernst & Young LLP
         23.2     Consent of Grant Thornton LLP
         23.3     Consent of Munslow Messias

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       WORLD ACCESS, INC.



                                       By: /s/ Martin D. Kidder
                                          -------------------------------------
                                             Martin D. Kidder
                                             Its Vice President and Controller



Dated as of July 24, 1998

                          INDEX TO FINANCIAL STATEMENTS

                                                                                              Page
                                                                                              ----

The combined unaudited financial statements of RCG and Cherry U.K. for the three months ended March 31, 1998 and 1997

     Combined balance sheets as of March 31, 1998
          and December 31, 1997..............................................................  F-2

     Combined statements of operations for the three
          months ended March 31, 1998 and 1997...............................................  F-3

     Combined statements of cash flows for the three
          months ended March 31, 1998 and 1997...............................................  F-4

     Combined statements of net stockholders' deficiency
          as of March 31, 1998 and December 31, 1997.........................................  F-5

     Notes to combined unaudited financial statements........................................  F-6

The combined financial statements of RCG and Cherry U.K. for the year ended
December 31, 1997

     Report of independent auditors..........................................................  F-9

     Audited combined financial statements

     Combined balance sheet as of December 31, 1997..........................................  F-11

     Combined statement of operations for the year ended December 31, 1997...................  F-13

     Combined statement of net stockholders' deficiency for the year ended December 31, 1997............................................................  F-14

     Combined statement of cash flows for the year ended December 31, 1997...................  F-15

     Notes to combined financial statements..................................................  F-16

The balance sheet of RCG for the year ended December 31, 1996 and the related statements of operations, stockholders' equity (deficit) and cash flows for the two years in the period ended December 31, 1996

     Report of independent auditors..........................................................  F-37

     Audited financial statements

     Balance sheet as of December 31, 1996...................................................  F-39

     Statements of operations for the years
          ended December 31, 1996 and 1995...................................................  F-41

     Statement of stockholder's equity (deficit) for the two years ended December 31, 1996............................................................  F-42

     Statements of cash flows for the years ended December 31, 1996 and 1995.................  F-43

     Notes to financial statements...........................................................  F-45

The financial statements of Cherry U.K. for the years ended March 31, 1997 and
1996

     Directors' report.......................................................................  F-56

     Auditors' report........................................................................  F-58

     Profit and loss account for the years ended March 31, 1997 and 1996.....................  F-59

     Balance sheet as of March 31, 1997 and 1996

     Notes to the accounts...................................................................  F-60

     Management profit and loss account......................................................  F-64

Cherry Communications Incorporated
(d/b/a Resurgens Communications Group)
and Cherry Communications UK Limited
Combined Balance Sheets
(In Thousands)

                                                                 March 31,         December 31,
                                                                   1998                1997
                                                              ---------------------------------
                                                                (Unaudited)
ASSETS
Current assets:
     Cash and cash equivalents                                  $   2,487            $   4,347
     Accounts receivable, net                                       1,210                1,757
     Prepaid expenses                                               1,816                1,838
     Other                                                            659                  648
                                                                ---------            ---------
Total current assets                                                6,172                8,590

Property and equipment, net                                        53,784               54,958
Deposits and other assets, net                                        296                  295

                                                                ---------            ---------
Total assets                                                    $  60,252            $  63,843
                                                                =========            =========


LIABILITIES AND NET STOCKHOLDERS' DEFICIENCY
Current liabilities not subject to compromise:
     Accounts payable                                           $  11,117            $   8,761
     Accrued expenses                                               2,436                1,719
     Debtor in possession facility                                 16,250                7,250
     Current portion of capitalized lease obligations               3,569                3,630
                                                                ---------            ---------
Total current liabilities                                          33,372               21,360

Liabilities subject to compromise                                 335,981              336,751

Long-term obligations not subject to compromise
     Capitalized lease obligations, less current portion           30,110               30,820
                                                                ---------            ---------
Total liabilities                                                 399,463              388,931

Net stockholders' deficiency:
     Common stock - Resurgens                                           1                    1
     Common stock - Cherry UK                                          84                   84
     Additional paid-in capital                                    61,467               61,467
     Accumulated deficit                                         (400,763)            (386,640)
                                                                ---------            ---------
          Net stockholders' deficiency                           (339,211)            (325,088)
                                                                ---------            ---------
Total liabilities and net stockholders' deficiency              $  60,252            $  63,843
                                                                =========            =========

Cherry Communications  Incorporated
(d/b/a Resurgens Communications Group)
and Cherry Communications UK Limited
Combined Statements of Operations
(In Thousands)


                                                                 Three Months Ended March 31,
                                                                    1998               1997
                                                              ----------------------------------
                                                                         (Unaudited)
Revenues                                                        $     368            $  70,642
Cost of services                                                    9,084               86,758
                                                                ---------            ---------
Gross margin                                                       (8,716)             (16,116)

Operating expenses:
     Selling, general and administrative expenses                   2,549                6,174
     Depreciation and amortization                                  1,609                  504
     Provision for doubtful accounts                                    2                9,206
                                                                ---------            ---------
          Total operating expenses                                  4,160               15,884

Operating loss                                                    (12,876)             (32,000)

Other expense:
     Interest expense                                               1,195                1,789
     Other                                                              5                  472
                                                                ---------            ---------
          Total other expense, net                                  1,200                2,261

Loss before reorganization costs                                  (14,076)             (34,261)

Reorganization items                                                  365                   --

                                                                ---------            ---------
Net loss                                                        ($ 14,441)           ($ 34,261)
                                                                =========            =========

Cherry Communications  Incorporated
(d/b/a Resurgens Communications Group)
and Cherry Communications UK Limited
Combined Statements of Cash Flows
(In Thousands)

                                                                             Three Months Ended March 31,
                                                                                  1998           1997
                                                                             ----------------------------
                                                                                     (Unaudited)
Operating activities
     Net loss                                                                   $(14,441)       $(34,261)
     Adjustment to reconcile net loss to net cash provided by
          operating activities:
          Provision for doubtful accounts                                              2           9,206
          Depreciation and amortization                                            1,609             504
          Changes in operating assets and liabilities:
               Accounts receivable                                                   545           6,061
               Prepaid expenses and other                                             11          (5,383)
               Accounts payable                                                    2,356          20,726
               Accrued expenses and other liabilities                                717              --
                                                                                --------        --------
     Net cash used in operating activities before reorganization items            (9,201)         (3,147)

     Decrease in liabilities subject to compromise                                  (770)             --

                                                                                --------        --------
     Net cash used in operating activities                                        (9,971)         (3,147)

Investing activities
     Cherry UK Loss (Note 1)                                                         318              --
     Fixed asset acquisitions                                                       (435)         (2,808)
     Deposits and other assets                                                        (1)          1,431
                                                                                --------        --------
     Net cash used in investing activities                                           118          (1,377)

Financing activities
     Proceeds from debtor-in-possession financing                                  9,000              --
     Payments on log-term debt                                                        --            (793)
     Payments on capitalized lease obligations                                      (771)             --
                                                                                --------        --------
     Net cash provided by (used in) financing activities                           8,229            (793)

Net decrease in cash and cash equivalents                                         (1,860)         (5,317)
Cash and cash equivalents, beginning of year                                       4,347           4,524
                                                                                ========        ========
Cash and cash equivalents, end of year                                          $  2,487        $   (793)
                                                                                ========        ========

Cherry Communications  Incorporated
(d/b/a Resurgens Communications Group)
and Cherry Communications UK Limited
Combined Statements of Net Stockholders' Deficiency
(In Thousands, except per share data)

                                   Cherry Communications Inc.   Cherry UK Limited
                                         Common Stock               Common Stock       Additional                      Total
                                   -------------------------------------------------    Paid-in      Accumulated   Stockholders'
                                   Shares        Amount        Shares        Amount     Capital        Deficit       Deficiency
                                   ------------------------------------------------------------------------------------------------
Balance December 31, 1997           1,249         $1           50,000         $84       $61,467      $(386,640)      $(325,088)

Net loss (unaudited)                   --         --               --          --            --        (14,441)      $ (14,441)

Cherry Communications UK
  Limited loss for January 1, 1998
  through March 31, 1998 (Note 1)      --         --               --          --            --            318             318
                                   ------------------------------------------------------------------------------------------------
Balance March 31, 1998 (unaudited)  1,249         $1           50,000         $84       $61,467      $(400,763)      $(339,211)
                                   ================================================================================================

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                     AND CHERRY COMMUNICATIONS UK LIMITED

                NOTES TO COMBINED UNAUDITED FINANCIAL STATEMENTS

                                 MARCH 31, 1998


NOTE 1.          BASIS OF PRESENTATION

     The accompanying unaudited combined financial statements include the accounts of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) and Cherry Communications UK Limited (the "Companies"). Cherry UK's financial statements are prepared on a March 31 fiscal year end. For combination purposes, March 31, 1998 financial statements of Cherry UK, which were previously included in the combined entity as of December 31, 1997, have been combined with the March 31, 1998 financial statements of Resurgens. Therefore, the statement of net stockholders' deficiency and statement of cash flows reflect an adjustment for Cherry UK which was previously included in fiscal year 1997. For combination purposes, the three months ended June 30, 1997 of Cherry UK have been combined with the three months ended March 31, 1997 for Resurgens.


     These financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results of the interim periods covered have been included. For further information, refer to the audited combined financial statements and footnotes included elsewhere in this Proxy.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results expected for the full year. Certain reclassifications have been made to the prior period's financial information to conform with the presentations used in 1998.

                          Combined Financial Statements

                       Cherry Communications Incorporated,
                     (d/b/a Resurgens Communications Group)
                           (Debtor-in-Possession) and
                        Cherry Communications UK Limited

                          Year ended December 31, 1997
                       with Report of Independent Auditors

                       Cherry Communications Incorporated,
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

                      Audited Combined Financial Statements




                                    CONTENTS


Report of Independent Auditors.........................................................................F-9

Audited Combined Financial Statements

Combined Balance Sheet as of December 31, 1997.........................................................F-11
Combined Statement of Operations for the year ended December 31, 1997..................................F-13
Combined Statement of Net Stockholders' Deficiency for the year ended December 31, 1997................F-14
Combined Statement of Cash Flows for the year ended December 31, 1997..................................F-15
Notes to Combined Financial Statements.................................................................F-16

                         Report of Independent Auditors


Board of Directors
Cherry Communications Incorporated,
   d/b/a Resurgens Communications Group

We have audited the accompanying combined balance sheet of Cherry Communications Incorporated (d/b/a Resurgens Communications Group), and Cherry Communications UK Limited (collectively referred to as the "Companies") as of December 31, 1997, and the related statements of operations, net stockholders' deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 1997, of the Companies and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying combined financial statements have been prepared assuming that the Companies will continue as a going concern. As more fully described in Note 2 to the financial statements, the Companies have not complied with the repayment schedule for several of its loan agreements and is party to significant litigation, the outcome of which cannot be predicted. In addition, the Companies have incurred recurring operating losses, have a working capital deficiency and have lost virtually all of their customer base. Cherry Communications Incorporated (d/b/a Resurgens Communications Group) filed voluntary bankruptcy under Chapter 11 of the United States Bankruptcy Code on October 24, 1997, and is currently operating its business as a debtor-in-possession under the supervision of the Bankruptcy Court. These conditions raise substantial doubt about the Companies' ability to continue as a going concern. Although Cherry Communications Incorporated (d/b/a Resurgens Communications Group) is currently operating as a

Debtor-In-Possession under the jurisdiction of the Bankruptcy Court, the continuation of the business as a going concern is contingent upon, among other things, the ability to formulate a plan of reorganization which will gain approval of the creditors and confirmation by the Bankruptcy Court, success of future operations, and the ability to recover the carrying amount of assets and/or the amount and classification of liabilities. The 1997 financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of the bankruptcy proceedings and related uncertainties.



June 5, 1998

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

                             Combined Balance Sheet

                                December 31, 1997
                                 (In Thousands)


ASSETS
Current assets:
   Cash and cash equivalents                                         $ 4,347
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $1,062           1,757
     Other                                                               648
                                                                     -------
                                                                       2,405
     Prepaid expenses                                                  1,838
                                                                     -------
Total current assets                                                   8,590

Property and equipment:
   Telecommunications equipment                                       50,456
   Furniture, fixtures and equipment                                  10,266
   Leasehold improvements                                              2,593
                                                                     -------
                                                                      63,315
   Less accumulated depreciation and amortization                     (8,357)
                                                                     -------
   Net property and equipment                                         54,958

Deposits and other assets, net                                           295



                                                                     =======
Total assets                                                         $63,843
                                                                     =======

LIABILITIES AND NET STOCKHOLDERS' DEFICIENCY
Current liabilities not subject to compromise:
   Accounts payable                                                   $   8,761
   Accrued expenses                                                       1,719
   Debtor-in-possession (DIP) loan                                        7,250
   Current portion of capitalized lease obligations                       3,630
                                                                      ---------
Total current liabilities                                                21,360


Liabilities subject to compromise (Note 3)                              336,751

Long-term obligations not subject to compromise:
   Capitalized lease obligations, less current portion                   30,820
                                                                      ---------
Total liabilities                                                       388,931

Net stockholders' deficiency:
  Common stock, Resurgens, no par value,
   authorized 10,000 shares,
   issued 1,249 at December 31, 1997                                          1
  Common stock, Cherry UK, no par value,
   authorized and issued
   50,000 shares at December 31, 1997                                        84
  Additional paid-in capital                                             61,467
  Accumulated deficit                                                  (386,640)
                                                                      ---------
Net stockholders' deficiency                                           (325,088)
                                                                      ---------
Total liabilities and net stockholders' deficiency                    $  63,843
                                                                      =========



See accompanying notes

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

                        Combined Statement of Operations

                          Year ended December 31, 1997
                                 (In Thousands)


Revenues                                                              $ 165,489
Cost of services                                                        246,494
                                                                      ---------
Gross margin                                                            (81,005)

Operating expenses:
   Selling, general and administrative expenses                          34,891
   Depreciation and amortization                                          5,814
   Provision for doubtful accounts                                       33,743
                                                                      ---------
Total operating expenses                                                 74,448

Operating loss                                                         (155,453)

Other income (expense):
   Interest and finance charges                                         (11,939)
   Loss on disposition of property                                       (2,977)
   Litigation settlements - non bankruptcy                               (1,328)
   Other income                                                             642
                                                                      ---------
Total other expense, net                                                (15,602)

Loss before reorganization costs                                       (171,055)
Reorganization items (Note 5)                                              (665)
                                                                      ---------
Net loss                                                              $(171,720)
                                                                      =========



See accompanying notes

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Combined Statement of Net Stockholders' Deficiency
                        (In Thousands, except share data)

                                                                         CHERRY
                                                                      COMMUNICATIONS
                                                   CHERRY                   UK
                                             COMMUNICATIONS INC.          LIMITED
                                                COMMON STOCK           COMMON STOCK     ADDITIONAL                     NET
                                             ------------------------------------------   PAID-IN   ACCUMULATED   STOCKHOLDERS'
                                             SHARES       AMOUNT    SHARES       AMOUNT   CAPITAL     DEFICIT      DEFICIENCY
                                             ----------------------------------------------------------------------------------

Balance, December 31, 1996                    1,000        $1       50,000          $84   $61,467    $(214,920)    $(153,368)
   Additional shares issued related to
      WorldCom settlement (Note 3)              249         -            -            -         -            -             -
   Net loss                                       -         -            -            -         -     (171,720)     (171,720)
                                             ----------------------------------------------------------------------------------
Balance, December 31, 1997                    1,249        $1       50,000          $84   $61,467    $(386,640)    $(325,088)
                                             ==================================================================================



See accompanying notes

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

                        Combined Statement of Cash Flows

                          Year ended December 31, 1997
                                 (In Thousands)

OPERATING ACTIVITIES
Net loss                                                                 $(171,720)
Adjustment to reconcile net loss to net cash provided by operating activities:
     Provision for doubtful accounts                                        33,743
     Depreciation and amortization                                           5,814
     Loss on disposition of property and equipment                           2,977
     Write-off of unrealizable deposits and other assets                     1,450
     Changes in operating assets and liabilities:
         Accounts  receivables                                               6,520
         Prepaid expenses and other                                           (669)
         Accounts payable                                                 (181,332)
         Accrued expenses and other liabilities                             (8,559)
                                                                         ---------
Net cash used in operating activities before reorganization items         (311,776)
Increase in liabilities subject to compromise                              314,228
                                                                         ---------
Net cash provided by operating activities                                    2,452

INVESTING ACTIVITIES
Purchases of property and equipment                                         (9,545)
Deposits and other assets                                                      851
                                                                         ---------
Net cash used in investing activities                                       (8,694)

FINANCING ACTIVITIES
Proceeds from DIP loan                                                       7,250
Payments on capitalized lease obligations                                   (1,496)
                                                                         ---------
Net cash provided by financing activities                                    5,754
                                                                         ---------
Net decrease in cash and cash equivalents                                     (488)
Cash and cash equivalents, beginning of year                                 4,835
                                                                         ---------
Cash and cash equivalents, end of year                                   $   4,347
                                                                         =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest and finance charges paid                                        $     830
Supplemental schedule of noncash investing and financing
   activities:
     Capitalized lease obligations incurred for property and equipment      13,756
     Deposits applied to capital lease obligations                           1,165

See accompanying notes

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

                     Notes to Combined Financial Statements
                             (Dollars In Thousands)

                                December 31, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("Resurgens") is a facilities-based international long-distance carrier operating five long distance switch centers throughout the United States and overseas, and has arrangements with domestic and foreign long distance carriers for processing international calls. Resurgens primarily provides long distance network services to U.S. based long distance carriers. Although there are a number of domestic and foreign long distance carriers, a change in carriers could disrupt Resurgens' ability to service its customers, which would result in a possible loss of operating revenues. In August 1997 Resurgens began experiencing a substantial decline in revenues, and in October 1997 Resurgens began restructuring its network to improve quality and eliminate those costs not necessary to implement Management's decision to focus its business efforts as a carrier's carrier. Resurgens' bankruptcy filing (as described in Note 2) which resulted in a substantial loss of customers and a corresponding write-off in accounts receivable was an initial step in implementing the new business strategy.

The combined financial statements presented herein also include financial statements of Cherry Communications UK Limited ("Cherry UK") which is held under common ownership. This subsidiary has licensing and operating agreements for international telephone access in association with Resurgens. Cherry UK records an administrative revenue fee derived solely from Resurgens, based on an agreed upon percentage of operating expense, which is eliminated in these combined financial statements.

In October 1996, WorldCom Network Services ("WorldCom") threatened to stop providing private line services and switch services to Resurgens as a result of Resurgens' failure to pay WorldCom. In response, Resurgens commenced a lawsuit against WorldCom asserting various claims including substantial billing disputes. Effective July 24, 1997 the Companies settled their litigation and claims against WorldCom. The settlement resulted, among other things, in the execution by Resurgens of two promissory notes in the aggregate principal amount of $165,000 (terms of which are further described in Note 3), the issuance of shares of Resurgens to WorldCom (representing 19.9% of outstanding shares) and the executions

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NATURE OF BUSINESS (CONTINUED)

of a pledge and security agreement for 51% of the outstanding shares of Resurgens and 51% of the outstanding shares of Cherry UK. This pledge and security agreement gave WorldCom the ability to effectively control 71% and 51% of the voting common shares of Resurgens and Cherry UK, respectively.

After this settlement was reached WorldCom, Resurgens, Cherry UK, James R. Elliott (owner of 80.1% of Resurgens and sole owner of Cherry UK), and John D. Phillips entered into a series of agreements, effective October 1, 1997, whereby John D. Phillips received an option to purchase ("call right") James R. Elliott's common stock of the combined Companies (1,000 shares of Resurgens and 50,000 shares of Cherry UK) for $1,000 and James R. Elliott received the right to require ("put right") John D. Phillips to purchase the common stock of the companies for $1,000. John D. Phillips was also granted a revocable voting proxy for all of the shares owned and controlled by WorldCom, thereby giving him effective control of Resurgens and Cherry UK. In conjunction with John D. Phillips obtaining effective control of the Companies, Resurgens filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code. In addition, WorldCom agreed to provide debtor-in-possession financing (see note 5). Effective May 8, 1998, John D. Phillips closed on his option and acquired all of the outstanding shares of common stock of Cherry UK for $1,000. James R. Elliott's exercise of his put right related to the 1,000 shares of Resurgens stock has been enjoined by the Bankruptcy Court and the Plan of Reorganization currently provides that Resurgens stockholders will receive no consideration under the Plan.

PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of Resurgens and Cherry UK (which is commonly controlled) (collectively, the "Companies"). Cherry UK was purchased by the major shareholder of Resurgens in November 1995. Cherry UK's financial statements are prepared on a March 31 fiscal year end. For combination purposes, March 31, 1998 financial statements of Cherry UK have been combined with the December 31, 1997 financial statements of Resurgens.
Significant intercompany accounts and transactions have been eliminated in combination.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

The Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are generally computed using the straight-line method over the estimated useful lives of the related assets as indicated below:

                  Telecommunications equipment                5-10 years
                  Furniture, fixtures and equipment           4 -5 years
                  Leasehold improvements                      Life of lease

In the event facts and circumstances indicate the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets would be compared to the carrying amount of the assets to determine if a write down to fair value may be required.

REVENUE RECOGNITION

Revenues are derived primarily from the provision of long-distance telecommunications services and are recognized when the services are provided.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1997 the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires that all items that are required to be recognized under accounting standards as components of

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997.

The Companies intend to adopt the provisions of SFAS 130 in 1998 and do not expect its application to have a material impact on the financial position or results of operations of the Companies.

FINANCIAL INSTRUMENTS

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Companies to significant concentrations of credit risk consist principally of cash and cash equivalents, trade accounts receivable, accounts payable and long term debt.

The Companies maintain cash and cash equivalents and certain other financial instruments with various financial institutions. The Companies' policy is designed to limit exposure at any one institution by performing periodic evaluations of the relative credit standing of those financial institutions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Companies' financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable, and accounts payable approximate carrying value, principally because of the short maturity of these items.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The carrying amounts of the long-term debt payable approximate fair value due to the interest rates on these agreements approximating the Companies' incremental borrowing rates, and the fair values of capitalized lease obligations approximate carrying value based on their effective interest rates compared to current market rates.

SIGNIFICANT CUSTOMERS

The Companies' revenues are derived from a variety of customers including one customer, which accounted for 19% of the Companies' revenues during 1997.

ADVERTISING COSTS

Pursuant to American Institute of Certified Public Accountants (AICPA) Statement of Position No. 93-7, "Reporting on Advertising Cost," the Companies expensed advertising costs of $2,226 as incurred in 1997.

COST OF SERVICES AND PRODUCTS

Cost of services include payments primarily to local exchange carriers ("LECs") and interexchange carriers, primarily for access and transport charges.

INCOME TAXES

Due to Resurgens' conversion from a subchapter S Corporation to a C Corporation as of August 1, 1997, Resurgens began accounting for income taxes under the liability method. Under this method, deferred income taxes are recorded to reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts for income tax purposes.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

For the period prior to August 1, 1997, all taxable losses were allocated to the owners of Resurgens. Accordingly no income taxes are reflected for Resurgens in the accompanying financial statements for the period prior to the conversion. Cherry UK accounted for income taxes under the liability method for fiscal 1997.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and such differences could be material.

FOREIGN OPERATIONS

Summarized financial information for Cherry UK in US dollars, prior to intercompany elimination, is:

                                                                      1997
                                                                   --------
BALANCE SHEET
Current assets                                                     $    792
Property and equipment                                                6,932
                                                                   --------
Total assets                                                          7,724

Current liabilities, including amount due to Resurgens of $4,496      6,337
Long-term debt                                                        3,996
                                                                   --------
Total liabilities                                                    10,333
                                                                   --------
Net deficiency                                                     $ (2,609)
                                                                   ========
STATEMENT OF OPERATIONS
Revenues                                                           $  2,848
Expenses                                                              3,665
                                                                   ========
Net loss                                                           $   (817)
                                                                   ========

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)


FOREIGN CURRENCY TRANSLATION

Translation adjustments arising from combining Cherry UK are reflected within the statements of operations as the US dollar is the functional currency of Cherry UK.

2. PETITION FOR RELIEF UNDER CHAPTER 11 BANKRUPTCY

On October 24, 1997, Resurgens filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the Northern District of Illinois (the "Court"). Cherry UK was not included in this bankruptcy filing. Under Chapter 11, certain claims against Resurgens in existence prior to the filing for relief under the federal bankruptcy laws are stayed while Resurgens continues business operations as a Debtor-in-Possession subject to the supervision of the Court. Management filed a plan of reorganization on June 15, 1998 which contemplates emergence in the third quarter of 1998. There can be no assurance at this time that a plan of reorganization will be approved or confirmed by the Bankruptcy Court, or that such plan will be consummated.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)



2. PETITION FOR RELIEF UNDER CHAPTER 11 BANKRUPTCY (CONTINUED)

After an exclusivity period, creditors of Resurgens have the right to propose alternative plans of reorganization. Any plan of reorganization, among other things, is likely to result in material dilution of the equity of existing stockholders as a result of a possible issuance of equity to creditors or new investors.

The accompanying financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. However, as a result of the Chapter 11 filing and circumstances relating to this event, including Resurgens' leveraged financial structure and losses from operations, such realization of assets and liquidation of liabilities is subject to significant uncertainty. While under protection of Chapter 11, Resurgens may sell or otherwise dispose of assets and liquidate or settle liabilities, for amounts other than those reflected in the financial statements. Further, a plan of reorganization could materially change the amounts reported in the financial statements. Accordingly such financial statements do not give effect to all adjustments of the carrying value of assets or liabilities that might be necessary as a consequence of a plan of reorganization or the inability of the Companies to continue as a going concern.

The ability to continue as a going concern is dependent upon, among other things, confirmation of a plan of reorganization, future profitable operations, and the ability to generate sufficient cash from operations and financing arrangements to meet obligations.

3. LIABILITIES SUBJECT TO COMPROMISE

The principal categories of claims classified as liabilities subject to compromise under the reorganization proceedings are identified below. These amounts may be subject to future adjustment depending on the Court's action, further developments with respect to disputed claims, determination as to the value of any collateral securing claims, and other events. Additional claims may arise resulting from rejection of additional executory contracts or unexpired leases by Resurgens.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)



3. LIABILITIES SUBJECT TO COMPROMISE (CONTINUED)

                                                    1997
                                                  --------


                 Accounts payable                 $136,095
                 Long-term debt                    168,545
                 Governmental entities               7,314
                 Former employees                    2,485
                 Professional fees                   2,098
                 Accrued interest                    2,939
                 Other liabilities                  17,275
                                                  ========
                                                  $336,751
                                                  ========

As a result of the bankruptcy filing, no principal or interest payments will be made on any pre-petition debt without Court approval or until a reorganization plan defining the repayment terms has been approved. Contractual interest expense not recorded on certain pre-petition debt totaled $2,100 for the period from October 24, 1997 through December 31, 1997.

LONG-TERM DEBT, SUBJECT TO COMPROMISE

                                                                                               1997
                                                                                              --------

WorldCom installment note due December 30, 1997, interest to accrue at 18% for
   default of payment.                                                                        $ 50,000

WorldCom installment note due July 23, 2000, bearing interest at 10%. Interest only payments are due quarterly beginning March 31, 1998 and payments of principal
   and interest beginning October 23, 1998.                                                    115,000

Illinois Capital Group installment note due September 1997, bearing interest at 10%
   with monthly principal and interest payments of $60. Penalty of $250 added to
   principal for nonpayment of principal balance on due date.                                      367

Esplanade at Locust Point installment note due June 1999, with monthly payments of $100, including interest imputed at 12.5%. Includes interest penalty of
   $894 added to principal in 1998 due to nonpayments on account.                                3,008

Eastern Telecom installment note due on or before November 1, 1998 bearing interest
   at 8%.                                                                                          170
                                                                                              ========
Total long-term debt, subject to compromise                                                   $168,545
                                                                                              ========

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)


Under the two WorldCom installment notes, which are secured by substantially all of the Companies' assets and stock of the Corporations, any defaults allow WorldCom to charge interest at 18% annually on all outstanding balances, and to request the entire indebtedness to become due. The Companies have defaulted on the $50,000 note payable due December 30, 1997, and subsequent to year end, defaulted on the March 31, 1998 interest payment due on the $115,000 note. Remedies of default are not waived under this agreement by any failure or delay by any party in exercising any remedy of default.

On April 2, 1996 Resurgens settled a litigation case with Illinois Capital Group related to delinquent payments for leased switching equipment. In connection with this settlement, a promissory note was executed for approximately $1,300. The note required monthly payments beginning April 15, 1996 with a penalty amount of $250 if Resurgens did not make payments when due. Resurgens ceased payment on this note in mid 1997 and therefore this penalty amount has been added to the principal balance.

Resurgens entered into a settlement agreement with Esplanade at Locust Point Limited Partnership ("Esplanade") on January 29, 1996 which released Resurgens from litigation claims involving leased office space. In connection with this settlement, a promissory note was issued in the amount of $4,000, with monthly payments of $100 to begin in March 1996, with no interest. Resurgens failed to remit the required monthly payments during 1997. The agreement stated that an additional $1,000 would be assessed and due if the companies failed to meet the required payment schedule. Esplanade filed a claim against Resurgens for the outstanding balance of the loan plus the additional penalty amount. Prior to December 31, 1997, a judgment was reached in this case and an additional amount of $894 was granted to Esplanade. This amount is subject to an interest rate of 12.5% and is included in the principal balance amount at December 31, 1997.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)



LONG-TERM DEBT, SUBJECT TO COMPROMISE (CONTINUED)

The Eastern Telecom installment note was signed on August 1, 1997, based upon judicial court settlement, for $190. The amount relates to non-performance of a purchase agreement for switching equipment by Resurgens.

As part of the Chapter 11 reorganization process, Resurgens has attempted to notify all known or potential creditors of the Chapter 11 filing for the purpose of identifying all pre-petition claims against Resurgens. Generally, creditors whose claims arose prior to the Petition Date had until February 6, 1998 ("Bar Date") to file claims or be barred from asserting claims in the future. Claims arising from rejection of executory contracts by Resurgens, and claims related to certain other items were permitted to be filed within other dates as set by the Court.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)



3. LIABILITIES SUBJECT TO COMPROMISE (CONTINUED)

Differences between amounts shown by Resurgens and claims filed by creditors are being investigated and will either be resolved or adjudicated. The ultimate amount of and settlement terms for such liabilities are subject to the confirmed plan of reorganization and are not presently determinable. The total amount of proofs of claims filed in Court approximate $434,000, while the amount accrued by Resurgens at December 31, 1997 is $336,751. This difference of approximately $95,000 pertains to claims that management believes to be duplicate claims, amounts relating to outstanding litigation (See Note 11) and other disputed claims for which management is unable to predict the ultimate outcome of and therefore, no provision has been recorded in the financial statements for this difference.

4. REORGANIZATION COSTS

Reorganization costs recorded in 1997 consisted of:

         Rejected lease expense                        $ 956
         Professional fees                               233
         Professional fees abated                       (524)
                                                       =====
                                                       $ 665
                                                       =====

Professional fees incurred consisted of consulting and legal fees for bankruptcy activity and restructuring efforts on behalf of Resurgens and the creditor's committee.

5. DEBTOR-IN-POSSESSION (DIP) FINANCING

In November 1997, the Court authorized Resurgens to enter into a financing agreement with WorldCom in order to facilitate continued operations as a debtor-in-possession. The terms of this financing agreement originally provided for maximum advances thereunder to $19,000 and required repayment on April 30, 1998 at 12% interest.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)



5. DEBTOR-IN-POSSESSION (DIP) FINANCING (CONTINUED)

On April 16, 1998 the financing agreement was amended to provide for an increased maximum amount of $25,000 and an extended term through July 31, 1998. As of June 5, 1998, the Company had borrowed an additional $13,700.

6. CAPITALIZED LEASE OBLIGATIONS

The Companies lease telecommunications and other equipment through capitalized lease arrangements.

Future minimum lease payments on these capitalized lease obligations at December 31, 1997 are as follows:

          1998                                                      $  6,930
          1999                                                        10,499
          2000                                                        10,382
          2001                                                         9,966
          2002                                                         5,493
                                                                    --------
          Net minimum lease payments                                  43,270
          Less amount representing interest                           (8,820)
                                                                    --------
          Present value of minimum lease payments                     34,450
          Less current portion of capitalized lease obligations       (3,630)
                                                                    --------
          Long-term portion of capitalized lease obligations, not
             subject to compromise                                  $ 30,820
                                                                    ========

The net carrying value of assets under capital leases was $35,900 at December 31, 1997, and is included in property and equipment. Amortization of these assets is included in depreciation expense.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)



7. EMPLOYEE 401(K) PLAN

Effective January 1, 1997, Resurgens established a defined contribution savings plan, intended to qualify under IRS Code Section 401(k), available to all employees who complete six months of service and are at least age 21. Employees may contribute up to 15% of their salary per year, subject to statutory limitations, and Resurgens matches 100% of employee contributions up to 5% of each employee's salary. Resurgens' matching contributions vest 20% per year. Resurgens' expense under the plan during 1997 amounted to approximately $98.

8. INCOME TAXES

For the period from inception through July 31, 1997, Resurgens elected to have its income taxed directly to its individual shareholders under the provisions of Subchapter S of the Internal Revenue Code ("the Code"). Accordingly, no deferred income taxes were established for Resurgens. Effective August 1, 1997, the S-Corporation election was terminated due to a change in ownership and Resurgens is now subject to federal and state income taxes. Upon conversion to C corporation status, Resurgens recorded a net deferred tax asset which was fully offset by the establishment of a valuation reserve. Accordingly, no charge or benefit was made to the income tax provision to reflect the impact of this change in tax status.

Effective August 1, 1997, the accompanying financial statements reflect provisions for income taxes computed in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 109. With respect to Cherry UK, the accompanying financial statements reflect provisions for income taxes calculated under the provisions of SFAS No. 109 since acquisition. For the period prior to the change in tax status, the provision has been presented on a pro forma basis as if Resurgens had been liable for federal and state income taxes since January 1, 1997.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)



8. INCOME TAXES (CONTINUED)

The Companies have generated significant net operating losses ("NOLs") both in the United States and in the United Kingdom. These NOLs may be available to offset future taxable income, subject to the limitations discussed below. Resurgens has generated NOL carryforwards totaling $128,000 in the United States after the date of the conversion from S-Corporation to C-Corporation status. Cherry UK has NOLs available at December 31, 1997 approximating $1,500 in the United Kingdom. The United States federal NOL generated in 1997 expires in the year 2012, while the United Kingdom NOLs do not expire.

The significant components of the Companies' deferred tax assets and liabilities are:

                                                AUGUST 1,  DECEMBER 31,
                                                  1997         1997
                                                ---------  -----------

          Deferred tax assets:
             Allowance for bad debts            $  2,846    $  4,889
             Net operating loss carry-forward         --      48,871
             Accruals                                341         319
             Depreciation and amortization           452         458
             Contested liabilities                31,064       6,825
             Other                                    17          29
             Valuation allowance                 (29,347)    (56,061)
                                                --------    --------
                                                   5,373       5,330
          Deferred tax liabilities:
             Depreciation and amortization           474         441
             Installment sale                      4,899       4,889
                                                --------    --------
                                                   5,373       5,330
                                                ========    ========
          Net deferred assets                   $     --    $     --
                                                ========    ========

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)



8. INCOME TAXES (CONTINUED)

The pro forma reconciliation of income tax benefit attributable to operations computed at the US federal statutory rates to income tax expense is:

                                                    DECEMBER 31,
                                                        1997
                                                    ------------

          Tax benefit at US statutory rate           $(58,079)
          State income tax benefit                     (6,833)
          Permanent differences                         1,025
          Change in valuation allowance                63,887
                                                     ========
                                                     $      -
                                                     ========

9. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Companies' offices, along with various equipment and property access rights, are leased under operating leases expiring in 1998 through 2006. Certain leases contain escalation clauses based upon increases in the consumer price index.

Future minimum lease payments on noncancellable operating leases at December 31 are as follows:

                                                     1997
                                                    ------
         1998                                       $1,347
         1999                                        1,007
         2000                                          765
         2001                                          516
         2002                                          255
         Thereafter                                    568
                                                    ======
         Total future minimum lease payments        $4,458
                                                    ======

Rent expense for the year ended December 31, 1997 was approximately $3,538.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)



10. RELATED PARTY TRANSACTIONS

Effective April 1, 1997, Resurgens entered into a ten-year lease agreement for an office building with shareholder related trusts. Until occupancy on or about January 1, 1998, Resurgens is required to pay 50% of the monthly lease amount or approximately $11 per month. For the year ended December 31, 1997, the Companies recorded rent expense of $200 associated with this lease. In December 1997, Resurgens recorded a liability of $444 for rejecting the lease in accordance with Chapter 11 provisions.

During fiscal 1997, Resurgens utilized WorldCom, a shareholder, for transport services aggregating $27,834, which have been expensed by the Companies in cost of service. The amount owed to WorldCom at December 31, 1997 is $188,992, of which $178,863 is recorded as liabilities subject to compromise.

Effective April 1998, Resurgens entered into a Carrier Service Agreement with WorldCom pursuant to which WorldCom is obligated to purchase international long distance services up to $25,000 a month provided the services are of acceptable quality and the rates are at least equal to rates from other third parties. The contract is for a one year initial term but automatically renews each month, subject to a one year termination notice.

11. LITIGATION

The Companies are subject to numerous lawsuits, investigations and claims (a number of which involve amounts that are material to these financial statements) arising out of the conduct of its business, including those relating to commercial transactions and regulatory matters. Such items generally relate to claims made previous to Resurgens filing bankruptcy; therefore, the ultimate liability of Resurgens is generally included in the liabilities subject to compromise (see Note 3).

Resurgens is party to an action with AT&T in which AT&T filed suit against Resurgens. Resurgens purchased long distance and international service from AT&T from January 1996 through February 1997, and disputed the accuracy of certain charges which prompted AT&T to terminate all services. AT&T seeks in excess of $16,000 for alleged unpaid services. Resurgens has filed a counterclaim against AT&T, alleging offset claims

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)



11. LITIGATION (CONTINUED)

for the full amount of AT&T's claims, resulting from alleged inaccurate billing by AT&T. Resurgens also alleges false and deceptive advertising claims, unfair competition and deceptive business practices claims against AT&T. Resurgens has recorded all disputed invoices aggregating $16,528 and cannot predict the ultimate outcome of this case.

Resurgens is party to an action with MidCom Communications Inc. (MidCom). Resurgens initially sued MidCom during 1996 and MidCom subsequently filed a case against Resurgens. Resurgens sold a portion of its commercial customer base to MidCom during 1995, but did not receive the full payment for the customer base and sued MidCom for $16,200. MidCom filed a counter suit against the Company asserting that Resurgens' actions related to the sale of the customer base allegedly breached the contract, violated the Uniform Commercial Code, and constituted tortious interference with the contract. MidCom filed a $36,000 proof of claim in Resurgens' bankruptcy case. The litigation of both parties has been stayed and remanded to a bankruptcy court hearing. Given the uncertainty of this matter, Management is unable to predict the ultimate outcome of this case and accordingly, has not accrued any liability for this claim.

Coast to Coast Plus, Inc., a former customer, filed suit in November 1996 alleging that it suffered $10,000 in damages from Resurgens' "wrongful" termination of its long-distance telecommunications services and overbillings for services Resurgens did not provide. Resurgens filed an answer denying liability and filed a counterclaim and a third party claim against the principals of Coast to Coast which asserted four claims: two RICO claims, a fraud claim, and a breach of contract, including $250 owed for long-distance services. Management is unable to predict the ultimate outcome of this case and accordingly, has not accrued any liability for this claim.

First Premier Bank asserted a claim for approximately $44,000 against Cherry Payment Systems and Dallas Leasing Group, which are companies that were merged into Resurgens in prior years, for non-payment on past due loans. First Premier Bank did not file a proof of claim as of the bar date with the Court and therefore, Management does not believe it is obligated for this amount. Given the uncertainty of this asserted claim, Management can not predict the ultimate outcome of this matter and accordingly, has not accrued any liability for this claim.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)



LITIGATION (CONTINUED)

The Companies are also involved in other claims, inquiries and litigation arising in the ordinary course of business. The Companies believe that these matters, taken individually or in the aggregate, would not have a material adverse impact on the Companies' financial position or results of operations.

12. YEAR 2000 COMPUTER ISSUE (UNAUDITED)

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Companies' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Companies have determined that the vendors of its significant software programs have existing upgrades which specifically address the Year 2000 Issue. This includes the software programs for the Companies' switches, billing system and accounting software. The Companies presently believe that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Companies.

The Companies will initiate during 1998 formal communications with all of its significant vendors and customers to determine the extent to which the Companies' interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 Issues. However, there can be no assurance that the systems of other companies on which the Companies' systems rely will be timely converted and would not have an adverse effect on the Companies' systems. The Companies have determined they have no exposure to contingencies related to the Year 2000 Issue for the services it has sold.

                       Cherry Communications Incorporated
                     (d/b/a Resurgens Communications Group)
           (Debtor-in-Possession) and Cherry Communications UK Limited

               Notes to Combined Financial Statements (continued)
                             (Dollars In Thousands)



12. YEAR 2000 COMPUTER ISSUE (UNAUDITED) (CONTINUED)

The Companies recognize the need to ensure operations will not be adversely impacted by Year 2000 software failures. The Companies intend to take the actions necessary to ensure that its systems and applications will appropriately recognize and process transactions in the year 2000 and beyond. The Companies do not expect the cost of year 2000 compliance to be material to its financial statements; however, the costs of such compliance have not been determined.

13. SUBSEQUENT EVENTS

On May 12, 1998 the Companies and World Access, Inc. ("World Access") entered into a merger agreement whereby World Access will acquire the Companies. The agreement is subject to, among other things, Bankruptcy Court approval, certain monthly revenue and gross margin levels, confirmation of Resurgens' Plan of Reorganization and World Access shareholder approval. Pursuant to the terms of the agreements, the creditors of Resurgens and shareholders of Cherry-UK will receive 3,125,000 and 625,000 shares of World Access common stock, respectively, in the aggregate at the closing of the mergers. In addition, Resurgens' creditors and Cherry-UK shareholders would have the right to receive additional consideration of up to 6,250,000 and 1,250,000 shares of World Access common stock, respectively, over the next two and one-half years contingent upon the achievement of certain financial criteria by the Companies.

                       Cherry Communications Incorporated

                          Audited Financial Statements


                                    Contents

Report of Independent Auditors............................... F-37

Audited Financial Statements

Balance Sheet as of December 31, 1996........................ F-39
Statements of Operations for the years
     ended December 31, 1996 and 1995........................ F-41
Statement of Stockholder's Equity (Deficit)
     for the two years ended
     December 31, 1996....................................... F-42
Statements of Cash Flows for the years
     ended December 31, 1996 and 1995........................ F-43
Notes to Financial Statements................................ F-45

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Cherry Communications Incorporated

We have audited the accompanying balance sheet of Cherry Communications Incorporated as of December 31, 1996 and the related statements of operations, stockholder's equity (deficit) and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cherry Communications Incorporated as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 2 and 9 to the financial statements, the Company incurred substantial losses in 1995 and 1996 and has disputed significant net accounts payable balances due its primary vendor. Although the dispute has been settled, as discussed in Note 10, and 1996 balances payable have been reduced, significant balances converted to notes payable remain. The Company's ability to obtain an equity infusion or replacement financing for these notes is limited by the terms and collateral arrangements of the settlement. The terms of the settlement agreement will continue the Company's dependence on this vendor as one of the Company's primary long distance carriers. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. Continuation of the Company is dependent upon the Company's ability to return to profitability and to achieve sufficient cash flow from operations, additional debt or equity. The accompanying statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                                                    GRANT THORNTON LLP


Chicago, Illinois
July 11, 1997, except for Notes 2 and 10, as to which the date is July 24, 1997

CHERRY COMMUNICATIONS INCORPORATED
BALANCE SHEET
DECEMBER 31, 1996
(IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)


-----------------------------------------------------------------------------------------------------

                                              ASSETS
Current assets
   Cash and cash equivalents.......................................................         $  4,524
   Accounts receivable
     Trade, net of allowance for doubtful accounts
       of $41,346..................................................................           42,275
     Other.........................................................................              218
                                                                                            --------

                                                                                              42,493

   Prepaid expenses and other......................................................              944
                                                                                            --------

         Total current assets......................................................           47,961

Property and equipment, net........................................................           38,814

Other assets
   Due from affiliates.............................................................            1,018
   Deposits and other assets, net..................................................            3,760
                                                                                             -------

         Total other assets........................................................            4,778
                                                                                             -------

         Total assets..............................................................          $91,553
                                                                                             =======

CHERRY COMMUNICATIONS INCORPORATED
BALANCE SHEET - CONTINUED
DECEMBER 31, 1996
(IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)


-------------------------------------------------------------------------------------------------------

                          LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities
   Current portion of long-term debt......................................................   $  12,230
   Current portion of capitalized lease obligations.......................................       5,083
   Accounts payable.......................................................................     197,709
   Accrued excise and other taxes.........................................................       3,967
   Accrued expenses.......................................................................       2,842
   Accrued litigation costs...............................................................         892
   Other liabilities......................................................................         500
                                                                                             ---------

         Total current liabilities........................................................     223,223

Long-term obligations
   Capitalized lease obligations, less current portion....................................      18,272
   Long-term debt, less current portion...................................................       1,634
                                                                                             ---------

         Total liabilities................................................................     243,129

Commitments and contingencies.............................................................           -

Stockholder's equity (deficit)
   Common stock, no par value, authorized 10,000
     shares, issued and outstanding 1,000 shares..........................................           1
   Additional paid-in capital.............................................................      61,467
   Accumulated deficit....................................................................    (213,044)
                                                                                             ---------

         Total stockholder's equity (deficit).............................................    (151,576)
                                                                                             ---------

         Total liabilities and stockholder's equity (deficit).............................   $  91,553
                                                                                             =========


The accompanying notes are an integral part of this financial statement.

CHERRY COMMUNICATIONS INCORPORATED
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,
(IN THOUSANDS)


-------------------------------------------------------------------------------------------------------------------

                                                                                            1995           1996
                                                                                       -------------   ------------
Operating revenues
   Carrier long distance............................................................     $  40,837      $ 313,322
   Commercial long distance.........................................................        24,215         19,739
   Residential long distance........................................................        12,940          7,857
   Other income.....................................................................         2,868          9,710
                                                                                         ---------      ---------

       Total operating revenues.....................................................        80,860        350,628

Operating expenses
   Cost of services and products....................................................        80,396        391,615
   Selling, general and administrative expenses.....................................        19,525         30,358
   Provision for doubtful accounts..................................................         6,032         32,004
                                                                                         ---------      ---------

       Total operating expenses.....................................................       105,953        453,977
                                                                                         ---------      ---------

       Operating loss...............................................................       (25,093)      (103,349)

Other income (expense)
   Interest and finance charges.....................................................        (2,142)       (15,299)
   Gain on sale of customer base....................................................         5,486          1,339
   Loss on disposition of property and equipment....................................             -           (394)
   Loss on disposition of investment securities.....................................             -           (643)
   Other income.....................................................................            68             43
                                                                                         ---------      ---------

                                                                                             3,412        (14,954)

       Loss before income tax expense...............................................       (21,681)      (118,303)

Income tax expense..................................................................             5             10
                                                                                         ---------      ---------

         NET LOSS...................................................................     $ (21,686)     $(118,313)
                                                                                         =========      =========

The accompanying notes are an integral part of these financial statements.

CHERRY COMMUNICATIONS INCORPORATED
STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
FOR THE TWO YEARS ENDED DECEMBER 31, 1996
(IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)


----------------------------------------------------------------------------------------------------------------------------------

                                                                   Common Stock                Additional
                                                           ----------------------------         paid-in            Accumulated
                                                               Shares         Amount            capital              deficit
                                                           -------------    -----------     ---------------    ------------------

Balance, January 1, 1995.................................        1,000         $    1            $35,672             $ (73,045)

Stockholder's contributions of notes payable
   and accrued interest payable of $500..................            -              -             25,795                     -

Unrealized gain on investment securities.................            -              -                  -                     -

Net loss.................................................            -              -                  -               (21,686)
                                                               -------         ------            -------             ---------
Balance, December 31, 1995...............................        1,000              1             61,467               (94,731)

Change in unrealized gain on investment
   securities............................................            -              -                  -                     -

Net loss.................................................            -              -                  -              (118,313)
                                                               -------         ------            -------             ---------
Balance, December 31, 1996...............................        1,000         $    1            $61,467             $(213,044)
                                                               =======         ======            =======             =========


                                                              ----------------------------------------
                                                                   Unrealized
                                                                    gain on              Total
                                                                   investment         stockholder's
                                                                   securities        equity (deficit)
                                                                 ---------------   -------------------

Balance, January 1, 1995.................................             $     -            $ (37,372)

Stockholder's contributions of notes payable
   and accrued interest payable of $500..................                   -               25,795

Unrealized gain on investment securities.................                 476                  476

Net loss.................................................                   -              (21,686)
                                                                      -------            ---------
Balance, December 31, 1995...............................                 476              (32,787)

Change in unrealized gain on investment
   securities............................................                (476)                (476)

Net loss.................................................                   -             (118,313)
                                                                      -------            ---------
Balance, December 31, 1996...............................             $     -            $(151,576)
                                                                      =======            =========


The accompanying notes are an integral part of these financial statements.

CHERRY COMMUNICATIONS INCORPORATED
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,
(IN THOUSANDS)


-------------------------------------------------------------------------------------------------------------------

                                                                                            1995           1996
                                                                                       -------------  -------------
Cash flows from operating activities:
   Net loss.........................................................................     $ (21,686)    $ (118,313)
   Adjustment to reconcile net loss to net cash provided by
     (used in) operating activities:
       Loss on disposition of investment securities.................................             -            643
       Provision for doubtful accounts..............................................         6,032         32,004
       Depreciation and amortization................................................         1,069          4,655
       Loss on disposition of property and equipment................................             -            394
       Gain on sale of customer base................................................        (5,486)        (1,339)
       Increase in receivables......................................................       (31,055)       (49,636)
       Increase in prepaid expenses and other.......................................          (234)          (710)
       Increase in accounts payable.................................................        52,086        149,527
       Increase in accrued excise and other taxes...................................         1,913          1,269
       Increase in accrued expenses.................................................           963          1,636
       Decrease in accrued litigation costs.........................................        (5,846)        (2,816)
       Increase in other liabilities................................................           346            154
                                                                                         ---------     ----------

         Total adjustments..........................................................        19,788        135,781
                                                                                         ---------     ----------

         Net cash (used in) provided by operating activities........................        (1,898)        17,468

Cash flows from investing activities:
   Proceeds from sale of customer base..............................................         2,486          1,339
   Proceeds from sales of  investment securities....................................           423              -
   Purchases of property and equipment..............................................        (3,268)        (7,454)
   Net repayments from (advances to) affiliates.....................................           379           (982)
   Deposits and other assets........................................................        (1,192)          (835)
                                                                                         ---------     ----------

         Net cash used in investing activities......................................        (1,172)        (7,932)

Cash flows from financing activities:
   Proceeds from notes payable......................................................         1,378            313
   Payments on notes payable........................................................          (698)        (1,174)
   Payments on capitalized lease obligations........................................        (1,608)        (7,010)
   Increase in notes payable to stockholder.........................................         5,336             --
                                                                                         ---------     ----------
         Net cash provided by (used in) financing activities........................         4,408         (7,871)
                                                                                         ---------     ----------
Net increase in cash and cash equivalents...........................................         1,338          1,665

Cash and cash equivalents, beginning of year........................................         1,521          2,859
                                                                                         ---------     ----------

Cash and cash equivalents, end of year..............................................     $   2,859     $    4,524
                                                                                         =========     ==========


The accompanying notes are an integral part of these financial statements.

CHERRY COMMUNICATIONS INCORPORATED
STATEMENTS OF CASH FLOWS - CONTINUED
FOR THE YEARS ENDED DECEMBER 31,
(IN THOUSANDS)


--------------------------------------------------------------------------------------------------------------------

                                                                                            1995            1996
                                                                                      --------------  --------------
Supplemental disclosure of cash flow information:
   Interest and finance charges.....................................................      $    856        $  2,193
   Income taxes paid................................................................             4              12

Supplemental schedule of noncash investing and financing activities:
     Assets received in settlement of accounts receivable...........................      $  3,000        $  1,880
     Investment securities assigned to vendors......................................             -           2,357
     Accounts payable converted into notes payable..................................         9,002               -
     Capitalized lease obligations incurred.........................................         6,195          24,803
     Contribution of notes payable and accrued interest to equity...................        25,795               -
     Unrealized gain on investment securities.......................................           476            (476)
     Decrease in contingency reserve through issuance of notes payable..............             -          (4,258)
















The accompanying notes are an integral part of these financial statements.

CHERRY COMMUNICATIONS INCORPORATED
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996

-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Cherry Communications Incorporated ("Cherry" or the "Company") commenced operations in 1991 as a successor through merger of five businesses operating in the payment processing and credit authorization industry, including leasing of bank card processing machinery. During 1992, the Company discontinued the operations of the five businesses and began the new business of a non-switch-based reseller of long distance services to residential and commercial customers throughout the United States. In late 1994, the Company acquired its first long distance switch. As of December 31, 1996, the Company is a switch-based carrier operating nine long distance switch centers throughout the United States and overseas, and has arrangements with foreign carriers for processing of international calls. The Company provides its long distance network services to resellers, agents and end users consisting of business and residential customers. At December 31, 1996, the Company primarily uses one long distance carrier, WorldCom, Inc., as its major long distance carrier. Although there are a number of long distance carriers, a change in carriers could disrupt the Company's ability to service its customers, which could result in a possible loss of operating revenues.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents consist of money market fund investments and short-term certificates of deposit. Exclusive of cash in banks, cash equivalents at December 31, 1996 approximate fair value. At December 31, 1996, the Company's certificates of deposits approximated $2,176,000. The certificates of deposit are collateral for the Company's line of credit agreement (note 4).

INVESTMENTS

Short-term investments are comprised of equity securities. Investment securities are classified as available-for-sale and are stated at fair value as determined by quoted prices on exchanges. During the year ending December 31, 1996, all of the Company's investment securities were transferred to the Company's primary vendor in partial settlement of outstanding line charges. The fair value of these securities at the date of transfer approximated $2,357,000. The Company recognized a loss of $643,000 from the transfer. During the year ending December 31, 1995, proceeds from the sale of investment securities was $423,000 with no realized gain or loss recognized.

CHERRY COMMUNICATIONS INCORPORATED
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1996

-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are generally computed using the straight-line method over the estimated useful lives of the related assets.

INCOME TAXES

Income taxes on net taxable earnings are payable personally by the stockholder, pursuant to an election under Subchapter S of the Internal Revenue Code, which states the Corporation is not taxed as a corporation. Accordingly, no provision has been made for Federal income taxes.

REVENUE RECOGNITION

Revenues are recorded upon placing of calls or rendering of other related services.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade receivables. Concentration of credit risk with respect to these receivables is generally diversified because the Company's customer base includes many entities spread across a large geographic area. The Company routinely addresses the financial strength of its customers and, as a consequence, believes that its receivable credit risk exposure is limited.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

CHERRY COMMUNICATIONS INCORPORATED
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1996

-------------------------------------------------------------------------------

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained significant losses in 1995 and 1996, and has a deficit in stockholder's equity of approximately $151.6 million at December 31, 1996. As discussed in Note 9 - Litigation, the Company has various disputes with carriers for out-bound and in-bound line charges which affect timing and amounts of collections and payments. The most significant of these disputes is with WorldCom, Inc. ("WorldCom"), historically the Company's primary carrier. As discussed in Note 10 - Subsequent Events, the dispute with WorldCom has been settled as of July 24, 1997, resulting in, among other matters, a settlement of outstanding net liabilities of $202,415,000 at July 15, 1997 ($175,633,000 at December 31, 1996) for $165,000,000 in notes.
The first new note of $50,000,000 is due on December 31, 1997. The second new note of $115,000,000 is due in quarterly installments commencing October 23, 1998 through June 23, 2000, with interest payable quarterly at 10% per annum.

Other terms of the settlement require the Company to continue to pledge all assets as collateral for the notes, except for equipment under capitalized lease obligations; the Company will issue shares representing 19.9% ownership to WorldCom; and the sole shareholder must pledge 51% of total outstanding shares as collateral. WorldCom will subordinate its collateral position up to $100,000,000 for new borrowings by the Company if 75% of the proceeds from a single new borrowing of up to $70.0 million or 50% of the proceeds from a single new borrowing over $70.0 million are used to pay WorldCom.

These developments continue to have a material adverse effect and limit the Company's ability to meet its obligations as they come due and to obtain financing or an equity infusion. The Company's actions to address its current liquidity constraints and its financial performance include negotiations with potential lenders or equity participants. However, there can be no assurances that the Company's actions will improve its financial performance or liquidity position or that it can avoid default on the December 31, 1997 payment of the $50,000,000 note obligation.

CHERRY COMMUNICATIONS INCORPORATED
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1996

-------------------------------------------------------------------------------

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation consist of the following at December 31, 1996 (in thousands):


                                                                                                       Estimated
                                                                                                      Useful Life
                                                                                                    ---------------
Equipment under capitalized lease obligations:
     Telecommunications equipment..................................................      $31,052         5-10 years
     Other.........................................................................        2,150            7 years
                                                                                         -------

                                                                                          33,202

Furniture, fixtures and equipment..................................................       11,164          4-5 years

Leasehold improvements.............................................................        1,202      Life of lease
                                                                                         -------
         Total property and equipment..............................................       45,568

Less accumulated depreciation and amortization.....................................        6,754
                                                                                         -------

         Net property and equipment................................................      $38,814
                                                                                         =======


Depreciation and amortization expense for the years ended December 31, 1995 and 1996 was $1,019,000 and $3,958,000, respectively.

CHERRY COMMUNICATIONS INCORPORATED
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1996


----------------------------------------------------------------------------------------------

NOTE 4 - LONG-TERM DEBT
                                                                                (in thousands)
WorldCom installment note (Note 1) due December, 1995, bearing interest at 12%.
  Due to the disputed balances with WorldCom, the Company has not paid
  principal or interest on this note (1).......................................     $   679

WorldCom installment note (Note 2) due January, 1996, bearing interest at 16%.
  Due to the disputed balances with WorldCom, the Company has not paid
  principal or interest on this note (1).......................................       8,323

WorldCom installment note (Note 3) due December, 1995, bearing interest at 10%.
  Due to the disputed balances with WorldCom, the Company has not paid
  principal or interest on this note (1).......................................       1,378

Illinois Capital Group installment note due September, 1997, bearing interest
  at 10% with monthly principal and interest payments of $60,500...............         519

Esplanade at Locust Point installment note due June, 1999, with monthly
  payments of $100,000, including interest imputed at 12.5%....................       2,565

First National Bank of Wheaton $400,000 (as of December 31, 1996) line of credit bearing interest at the prime rate (8.5% as of December 31, 1996).
  The line of credit is due upon demand and is collateralized by certificates
  of deposits and general business assets......................................         400
                                                                                    -------

Total long-term obligations....................................................      13,864
Less current portion of long-term debt.........................................      12,230
                                                                                    -------

Long-term portion of long-term debt............................................     $ 1,634
                                                                                    =======

(1) See Note 10 - Subsequent Events.

In January 1996, the Company and Esplanade at Locust Point ("Esplanade") entered into an agreement as a settlement on an office property lease. As part of the $5,000,000 settlement, the Company agreed to pay Esplanade $1,000,000 on February 9, 1996 and then make 40 monthly payments of $100,000 beginning March 1996. Interest on the note was imputed at a rate of 12.5% as no interest rate was explicitly stated in the agreement.

CHERRY COMMUNICATIONS INCORPORATED
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1996

-------------------------------------------------------------------------------

NOTE 4 - LONG-TERM DEBT - CONTINUED

In March, 1996, the Company entered into an agreement with Illinois Capital Group ("ICG") as a settlement on equipment leases sold to ICG. Under the terms of the agreement, the Company is to make 17 equal monthly payments of $60,500, including interest stated at 10% commencing April 15, 1996, with the final payment of approximately $56,900 in principal and interest due on September 15, 1997. In the event the Company or the shareholder interferes with existing leases under the security agreement, an additional $250,000 penalty provision is due ICG.

Principal amounts due under all of these debt arrangements at December 31, 1996 mature as follows (in thousands):


1997...........................................................  $12,230
1998...........................................................    1,055
1999...........................................................      579
                                                                 -------

                                                                 $13,864
                                                                 =======


-------------------------------------------------------------------------------

NOTE 5 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company's financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximate carrying value, principally because of the short maturity of these items.

The carrying amounts of the long-term debt payable approximates fair value due to the interest rates on these agreements approximating Cherry's incremental borrowing rates.

The fair values of capitalized lease obligations approximate carrying value based on their effective interest rates compared to current market rates.

CHERRY COMMUNICATIONS INCORPORATED
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1996

-------------------------------------------------------------------------------

NOTE 6 - CAPITALIZED LEASE OBLIGATIONS

The Company leases telecommunications and other equipment through various equipment lease financing facilities. Such leases have been accounted for as capitalized lease obligations in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases."

Future minimum lease payments on these capitalized lease obligations (in thousands) are as follows:

Years Ending December 31,


1997......................................................................        $ 7,869
1998......................................................................          7,431
1999......................................................................          7,155
2000......................................................................          6,174
2001......................................................................          1,782
Thereafter................................................................             --
                                                                                  -------

Net minimum lease payments................................................         30,411

Less amount representing interest.........................................          7,056
                                                                                  -------

Present value of minimum lease payments...................................         23,355

Less current portion of capitalized lease obligations.....................          5,083
                                                                                  -------

Long-term portion of capitalized lease obligations........................        $18,272
                                                                                  =======


The net carrying value of assets under capital leases was $30,083,000 at December 31, 1996, and is included in property and equipment. Amortization of these assets is included in depreciation expense.


-------------------------------------------------------------------------------

NOTE 7 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company's offices, along with various equipment and roof access rights, are leased under operating leases expiring in 1997 through 2006. Certain leases contain escalation clauses based upon increases in the consumer price index.

CHERRY COMMUNICATIONS INCORPORATED
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1996

-------------------------------------------------------------------------------

NOTE 7 - COMMITMENTS AND CONTINGENCIES - CONTINUED

Future minimum lease payment on noncancellable operating leases (in thousands) are as follows:

Years Ending December 31,

1997..............................................................   $1,744
1998..............................................................    1,328
1999..............................................................      935
2000..............................................................      767
2001..............................................................      636
Thereafter........................................................    2,170
                                                                     ------

                                                                     $7,580
                                                                     ======

Rent expense for the years ended December 31, 1995 and 1996, was $931,000 and $1,932,000, respectively.

USAGE AND DEDICATED CIRCUIT AGREEMENTS

The Company has entered into agreements with various long distance providers which require minimum usage. The Company has also entered into agreements with various long distance carriers for dedicated circuits. These agreements guarantee the provider a base monthly charge regardless of the actual volume of usage or use of dedicated circuits by the Company or its customers.


-------------------------------------------------------------------------------

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company and Cherry Communications Ltd. - U.K. ("Cherry-U.K.") are related parties by common ownership. At December 31, 1996, Cherry-U.K. is in the development stage. Cherry-U.K. will provide London-based switching services for the Company. At December 31, 1996, Cherry-U.K. was indebted to the Company for approximately $1,018,000.

Effective April 1, 1997, the Company entered into a ten-year lease agreement for an office building with shareholder related trusts. Until occupancy on or about January 1, 1998, the Company is required to pay 50% of the monthly lease amount or approximately $11,000 per month. Lease payment terms, as determined by independent appraisers, over the ten-year period range from $265,000 to $345,000 annually. At December 31, 1996, the Company had recorded an initial deposit of $100,000 for the lease. Tenant finish and other improvements to the office facility are expected to approximate $4,000,000.

CHERRY COMMUNICATIONS INCORPORATED
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1996

-------------------------------------------------------------------------------

NOTE 9 - LITIGATION

The Company is subject to a number of lawsuits, investigations and claims (some of which involve substantial amounts) arising out of the conduct of its business, including those relating to commercial transactions and regulatory matters. One such lawsuit was brought by the Company against Digital Communications of America, WorldCom Network Services Inc. and WorldCom Inc. (collectively referred to as "WorldCom"), asserting various claims including substantial billing disputes. WorldCom asserted various counterclaims. Subsequent to December 31, 1996, the parties reached a settlement. See Note 10 Subsequent Events.

The Company is also party to an action with AT&T in which AT&T filed suit against the Company. The Company purchased long distance and international service from AT&T from January, 1996 through February, 1997. The Company disputed the accuracy of certain charges and AT&T terminated all services. AT&T seeks $17.2 million for alleged unpaid services. The Company has counterclaimed against AT&T, alleging offset claims for the full amount of AT&T's claims, resulting from alleged inaccurate billing by AT&T. The Company also alleges false and deceptive advertising claims, unfair competition and deceptive business practices claims against AT&T. The litigation is at an early stage. Parties have not yet engaged in discovery. The Company has recorded all disputed invoices.

In addition, the Company is also party to an action with a U.K.-based carrier in which the carrier filed suit in the U.K. against the Company. The Company purchased international service from this carrier from February, 1996 through April, 1997. The carrier seeks approximately $5.0 million for alleged unpaid services and finance charges. The litigation is at an early stage. The Company has recorded all of the carrier's invoices.

The Company is also involved in other litigation concerning significant collection matters, some of which have resulted in counterclaims. Based on advice of counsel, the Company believes such matters will be resolved within the limits of its collection reserves.

Coast to Coast Plus, Inc., a former carrier customer, filed suit in November, 1996 alleging that it suffered $10 million in damages from the Company's "wrongful" termination of its long-distance telecommunication services and overbillings for services the Company did not provide. The Company filed an answer denying liability and filed a counterclaim and a third party claim against the principals of Coast to Coast which asserted four claims: two RICO claims, a fraud claim, and a breach of contract, including $250,000 owed for long-distance services. Deposition and discovery is underway. Based on advice of counsel, the Company believes this litigation will not have a material effect on its financial position.

The Company is also involved in other miscellaneous claims, inquiries and litigation arising in the ordinary course of business. The Company believes that these matters, taken individually or in the aggregate, would not have a material adverse impact on the Company's financial position or results of operations.

CHERRY COMMUNICATIONS INCORPORATED
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1996

-------------------------------------------------------------------------------

NOTE 10 - SUBSEQUENT EVENTS

Effective April 1, 1997, the Company entered into a new lease with a related party for new office facilities. See Note 8 - Related Party Transactions.

On July 2, 1997, the Company entered into a letter of intent with EqualNet Holding Corp. ("EqualNet") for a proposed business transaction expected to be a merger of the Company into EqualNet, with the Company's stockholder retaining 91% of the combined entity. The transaction is expected to be treated as a reverse purchase acquisition and is subject to due diligence, shareholder approval and certain other preconditions.

Effective July 24, 1997, the Company settled its litigation and claims against WorldCom. The settlement provides for, among other matters, the following:

1. All claims of both parties as of July 15, 1997 (estimated by the Company to be approximately $202.4 million net accounts, notes and interest payable) to be converted to two notes payable in the individual amounts of $50.0 million and $115.0 million. The first note of $50.0 million is non-interest bearing and due December 31, 1997. The second note of $115.0 million is due in quarterly installments commencing October 23, 1998 through July 23, 2000. Interest is payable at 10% per annum and is due on March 31, 1998, June 30, 1998, July 23, 1998 and quarterly thereafter.

2. WorldCom is granted continued security interests in all of the assets of the Company, except for the limited security interest granted to the Company's bank up to $2.0 million.

3. The sole shareholder executes a pledge and security agreement granting a first-priority interest in 51% of the outstanding shares of the Company subject to anti-dilution provisions.

4. On August 1, 1997, the Company is required to issue common shares equivalent to 19.9% of the then-outstanding shares of the Company to WorldCom, also subject to anti-dilution provisions.

5. Similar pledge (51%) agreement requirement applies to the shareholder's interest in Cherry-U.K.

6. WorldCom will subordinate its security interests up to $100.0 million for new borrowings if certain proceeds of such borrowings are remitted to WorldCom (75% for a single borrowing up to $70.0 million or 50% for a single borrowing over $70 million).

7. If the Company repays both notes by December 30, 1997, it or its nominee may repurchase the transferred shares totaling 19.9% for $10.

The Company has reflected the settlement reduction of net payables of approximately $37.4 million as a reduction of disputed costs and finance charges of $11.4 million and $26.0 million for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

  CHERRY COMMUNICATIONS UK LIMITED

  CONTENTS

                                                                 PAGE
  DIRECTORS' REPORT                                              F-56

  AUDITORS' REPORT                                               F-58

  PROFIT AND LOSS ACCOUNT                                        F-59

  BALANCE SHEET                                                  F-60

  NOTES TO THE ACCOUNTS                                          F-61

        The following pages do not form part of the statutory accounts:

  MANAGEMENT PROFIT AND LOSS ACCOUNT                             F-64


CHERRY COMMUNICATIONS UK LIMITED

DIRECTORS' REPORT

FOR THE YEAR ENDED 31ST MARCH 1997

The directors present their report together with the audited accounts for the year ended 31st March 1997.

PRINCIPAL ACTIVITIES

The company's principal activity continued to be that of a switch based long distance carrier which provides long distance network services to carriers, resellers, agents and end users consisting of business and residential customers.

During the year ended 31 March 1997, Cherry UK's primary business activity was to provide services to Cherry Communications Incorporated, the nature of which focused on the provision of:

*        Marketing and sales services for the benefit of Cherry Inc.

* Network services to allow the use of Cherry UK switching equipment for the termination of international telecommunications messages originated by Cherry Inc. customers.

* Carrier relationships and co-ordination of telecommunication circuit facilities in Europe.

*        General administrative support ancillary to the above services.

Business activity prior to this period was also focused on the same activities as above. However, the company also engaged in direct marketing and sales efforts to business and residential clients for the resale of long distance telecommunications services. This activity was suspended in the current period in order to allocate resources to installing and upgrading switching equipment and expanding the telecommunications network. Future planned activities include the resumption of direct sales efforts for Cherry UK clients but with the focus on the carrier (wholesale) market segment.

RESULTS

The results for the year are set out in the profit and loss account on page 4.


DIRECTORS

The directors and their beneficial interests in the share capital of the company as set out below have held office during the whole of the period from 1 April 1996 to the date of this report unless otherwise stated.

                                                                      ORDINARY SHARES OF (POUND)1

                                                                         31ST            1st
                                                                         MARCH           April
                                                                         1997            1996
  Mr James Robert Elliott - resigned 4 December 1997                       50,000       50,000
  Mr Stuart John Hinkley - resigned 2 February 1998                            --           --
  Mr William Tod Chmar - appointed 7 October 1997                              --           --
  Mr Victor Eugene Goetz - appointed 7 October 1997                            --           --
  Mr John Davis Phillips - appointed 7 October 1997                            --           --

CHERRY COMMUNICATIONS UK LIMITED

DIRECTORS' REPORT

FOR THE YEAR ENDED 31ST MARCH 1997


DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of the company's affairs and of the profit or loss for that year. In preparing these accounts the directors are required to:

         Select suitable accounting policies and then apply them consistently;

         Make judgements and estimates that are reasonable and prudent;

         Prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose, with reasonable accuracy at any time, the financial position of the company and enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

A resolution to reappoint Munslow Messias Chartered Certified Accountants as auditors will be put to the members at the Annual General Meeting.

The report of the Directors' has been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 and was approved by the board on 29th May 1998 and signed on its behalf by:




Mr C Hoyle, Secretary

AUDITORS' REPORT TO THE

SHAREHOLDERS OF CHERRY COMMUNICATIONS UK LIMITED

We have audited the accounts on pages 4 to 8 which have been prepared under the historical cost convention and the accounting policies set out on page 6.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described on page 1 the company's directors are responsible for the preparation of the accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of the information in the accounts.

OPINION

In our opinion the accounts give a true and fair view of the state of the company's affairs as at 31st March 1997 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

/s/ MUNSLOW MESSIAS

MUNSLOW MESSIAS
CHARTERED CERTIFIED ACCOUNTANTS
AND REGISTERED AUDITORS
1st Floor
143-149 Gt Portland Street
London
WIN 5FB

1st June 1998

  CHERRY COMMUNICATIONS UK LIMITED

  PROFIT AND LOSS ACCOUNT

  FOR THE YEAR ENDED 31ST MARCH 1997

                                                                 NOTES        1997                   1996
                                                                             (POUND)                (pound)
  TURNOVER                                                         2        1,500,000              1,040,760

  Cost of Sales                                                                    --                753,400
                                                                           ----------             ----------
  GROSS PROFIT                                                              1,500,000                287,360

  Administrative Expenses                                                   1,428,561              1,243,414
                                                                           ----------             ----------
  OPERATING PROFIT/LOSS                                            3           71,439               (956,054)

  Interest Receivable                                                           1,533                  1,133
                                                                           ----------             ----------
  PROFIT/LOSS FOR THE FINANCIAL YEAR                                           72,972               (954,921)

  RETAINED LOSS BROUGHT FORWARD                                            (1,193,061)              (238,140)
                                                                           ----------             ----------
  RETAINED LOSS CARRIED FORWARD                                            (1,120,089)            (1,193,061)
                                                                           ==========             ==========


All amounts relate to continuing activities.

There were no recognised gains or losses for 1997 or 1996 other than those included in the profit and loss account.

The notes on pages 6 to 8 form part of these accounts.

CHERRY COMMUNICATIONS UK LIMITED

BALANCE SHEET

AS AT 31ST MARCH 1997

                                                 NOTES        1997                    1996
                                                       (POUND)     (POUND)      (pound)      (pound)
  FIXED ASSETS
  Tangible assets                                  5              1,046,905                  431,632

  CURRENT ASSETS
  Debtors                                          6    243,272                 516,820
  Cash at bank and in hand                              255,667                  85,434
                                                       --------               ---------
                                                        498,939                 602,254
  CREDITORS: AMOUNTS FALLING DUE WITHIN
  ONE YEAR                                         7    816,318               1,305,934
                                                       --------               ---------
  NET CURRENT LIABILITIES                                          (317,379)                (703,680)
                                                                 ----------               ----------
  TOTAL ASSETS LESS CURRENT LIABILITIES                             729,526                 (272,048)

  CREDITORS: AMOUNTS FALLING DUE AFTER
  MORE THAN ONE YEAR                               8              1,799,615                  871,013
                                                                 ----------               ----------
                                                                 (1,070,089)              (1,143,061)
                                                                 ==========               ==========
  CAPITAL AND RESERVES
  Share Capital - Equity                           9                 50,000                   50,000
  Profit and loss account                                        (1,120,089)              (1,193,061)
                                                                 ----------               ----------
  SHAREHOLDERS' FUNDS                             10             (1,070,089)              (1,143,061)
                                                                 ==========               ==========

The accounts have been prepared in accordance with the special provisions of
Part VII of the Companies Act 1985 relating to small companies.

These accounts were approved by the board on 29th May 1998 and signed on its behalf by:

Mr Victor Eugene Goetz
Director

The notes on pages 6 to 8 form part of these accounts.

CHERRY COMMUNICATIONS UK LIMITED

NOTES TO THE ACCOUNTS

FOR THE YEAR ENDED 31ST MARCH 1997

  1      ACCOUNTING POLICIES

         BASIS OF ACCOUNTING

         The Accounts have been prepared under the historical cost convention.

         The company has taken advantage of the exemptions in Financial Reporting Standard No. 1 from the requirement to produce a cash flow statement on the grounds that it is a small company.

         TURNOVER

         Turnover is the total amount receivable by the company for services provided excluding value added tax.

         DEPRECIATION

         Depreciation is calculated to write down the cost or valuation less estimated residual value of all tangible fixed assets by the reducing balance method over their expected useful lives. The rates and periods generally applicable are:

              Leasehold properties - over the unexpired
                                   term of lease
              Plant and equipment            20%
              Furniture and equipment        20%
              Computer equipment             33%

         GOING CONCERN

         The accounts have been prepared on the going concern basis on the assumption that its operations will continue to be financed by Cherry Communications, Inc. d.b.a Resurgens Communications Group.

  2      TURNOVER

         The turnover was derived from the company's principal activity which was carried out wholly in the UK.

  3      OPERATING PROFIT

         THE OPERATING PROFIT IS ARRIVED AT AFTER CHARGING OR CREDITING:         1997      1996
                                                                                (POUND)   (pound)
         Depreciation of owned assets                                           269,893    85,381
         Auditors' remuneration                                                  12,000    11,152
                                                                                =======    ======


  4      DIRECTORS                                                               1997       1996
                                                                                (POUND)    (pound)
         Directors' remuneration                                                 51,800    94,847
                                                                                =======    ======

CHERRY COMMUNICATIONS UK LIMITED

NOTES TO THE ACCOUNTS

FOR THE YEAR ENDED 31ST MARCH 1997

  4      DIRECTORS                                                                 1997         1996
                                                                                  (POUND)      (pound)
         Directors' remuneration                                                   51,800       94,847
                                                                                =========    =========

  5      TANGIBLE FIXED ASSETS

                                             SHORT
                                           LEASEHOLD                FURNITURE
                                            LAND AND    PLANT AND   AND OFFICE    COMPUTER
                                           BUILDINGS    EQUIPMENT    EQUIPMENT    EQUIPMENT     TOTAL
                                           ---------    ---------   ----------  -----------  ---------
         COST                               (POUND)      (POUND)      (POUND)      (POUND)     (POUND)
         At 1st April 1996                        --     556,300      17,992       26,180      600,472
         Additions                           160,901     665,259      31,099       27,907      885,166
                                             -------   ---------     -------    ---------    ---------

         AT 31ST MARCH 1997                  160,901   1,221,559      49,091       54,087    1,485,638
                                             =======   =========     =======    =========    =========

         DEPRECIATION
         At 1st April 1996                        --     159,843       5,187        3,810      168,840
         Charge for the year                  32,180     212,343       8,780       16,590      269,893
                                             -------   ---------     -------    ---------    ---------
         AT 31ST MARCH 1997                   32,180     372,186      13,967       20,400      438,733
                                             =======   =========     =======    =========    =========

         NET BOOK VALUE
         AT 31ST MARCH 1997                  128,721     849,373      35,124       33,687    1,046,905
                                             =======   =========     =======    =========    =========

         At 31st March 1996                       --     396,457      12,805       22,370      431,632
                                             =======   =========     =======    =========    =========


  6      DEBTORS                                                                   1997         1996
                                                                                  (POUND)      (pound)
         Trade debtors                                                                 --      136,198
         Other debtors                                                            243,272      380,622
                                                                                ---------    ---------
                                                                                  243,272      516,820
                                                                                =========    =========


  7      CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                            1997         1996
                                                                                  (POUND)      (pound)
         Bank overdrafts                                                          100,088       84,655
         Trade creditors                                                          634,135    1,117,640
         Other creditors                                                           82,095      103,639
                                                                                ---------    ---------
                                                                                  816,318    1,305,934
                                                                                =========    =========


'Other creditors' include (pound) 18,048 (1996 - (pound)96,505) in respect of taxation and social security.

CHERRY COMMUNICATIONS UK LIMITED

NOTES TO THE ACCOUNTS

FOR THE YEAR ENDED 31ST MARCH 1997


  8      CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR                                      1997        1996
                                                                                           (POUND)     (pound)
         Other creditors                                                                  1,799,615      871,013
                                                                                         ----------   ----------
                                                                                          1,799,615      871,013
                                                                                         ==========   ==========

         Other creditors represent amount due to Cherry Communications Inc., a company incorporated in the USA and which was placed under Chapter 11 of the United States Bankruptcy Code in October 1997. Cherry Communications Inc. is being acquired by Resurgens Communications Group and Cherry Communications UK Limited will become a subsidiary of Resurgens Communications Group.

                                                                                             1997         1996
  9      SHARE CAPITAL
                                                                                            (POUND)      (pound)
         AUTHORISED
         EQUITY SHARES
         50,000 Ordinary shares of (pound)1.00 each                                          50,000       50,000
                                                                                         ----------   ----------
                                                                                             50,000       50,000
                                                                                         ==========   ==========
         ALLOTTED
         EQUITY SHARES
         50,000 Allotted, called up and fully paid ordinary shares of (pound)1.00 each       50,000       50,000
                                                                                         ==========   ==========


                                                                                             1997         1996
  10     RECONCILIATION OF SHAREHOLDERS' FUNDS

                                                                                            (POUND)      (pound)

    Profit/Loss for the financial year                                                       72,972     (954,921)
                                                                                         ----------   ----------
    Increase/Decrease in the shareholders' funds                                             72,972     (954,921)
    Opening shareholders' funds                                                          (1,143,061)    (188,140)
                                                                                         ----------   ----------
    Closing shareholders' funds                                                          (1,070,089)  (1,143,061)
                                                                                         ==========   ==========

CHERRY COMMUNICATIONS UK LIMITED

MANAGEMENT PROFIT AND LOSS ACCOUNT

FOR THE YEAR ENDED 31ST MARCH 1997

                                                                          1997                      1996
                                                                  (POUND)      (POUND)      (pound)      (pound)
  TURNOVER                                                                    1,500,000                  1,040,760

  Cost of Sales                                                                      --                    753,400
                                                                              ---------                  ---------
  GROSS PROFIT                                                                1,500,000                    287,360

  INTEREST RECEIVABLE
  Bank deposit interest                                           1,533                      1,133
                                                                -------                    -------
                                                                                  1,533                      1,133
                                                                              ---------                  ---------
                                                                              1,501,533                    288,493
  LESS EXPENSES
  Directors' remuneration                                        51,800                     94,847
  Directors' employers national insurance                         5,284                      3,710
  Salaries and employers national insurance                     383,962                    154,252
  Rent and rates                                                248,855                     81,911
  Light and heat                                                    379                      1,323
  Telephone                                                      15,952                     21,768
  Printing, postage and stationery                               40,610                     13,792
  Advertising                                                    29,843                     18,799
  Insurances                                                      7,903                      2,954
  Legal and professional fees                                   168,481                     53,060
  Audit and accountancy                                          12,000                     11,152
  Repairs and renewals                                              598                      1,708
  Motor and travel                                               62,247                     47,730
  Bad and doubtful debts                                             --                    531,263
  Bank charges and interest                                      13,943                      9,272
  Leasing of motor vehicles                                          --                     16,219
  Consultancy fees                                                6,000                         --
  Foreign exchange differences                                   (1,889)                     1,950
  Commissions payable                                            10,468                     81,402
  Computer expenses                                               2,962                         --
  Staff recruitment costs                                        43,085                         --
  Accountancy                                                    30,000                         --
  Entertaining                                                   21,669                      1,942
  Sundry expenses                                                 4,516                      8,979
  Depreciation                                                  269,893                     85,381
                                                                -------                    -------
                                                                              1,428,561                  1,243,414
                                                                              ---------                  ---------

  NET PROFIT/LOSS FOR THE YEAR                                                   72,972                   (954,921)
                                                                              =========                  =========

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Combined Financial Statements of Holdco give effect to the consummation of the Resurgens Transaction and to the several transactions that World Access has completed or are currently contemplated. The Unaudited Pro Forma Combined Statements of Operations give effect to: (1) the ATI acquisition as if it had occurred on January 1, 1997; (2) the NACT Stock Purchase as if it had occurred on January 1, 1997; (3) the NACT Transaction as if it had occurred on January 1, 1997; (4) the Resurgens Transaction as if it had occurred on January 1, 1997; and (5) the Telco Merger as if it had occurred on March 1, 1997. The Unaudited Pro Forma Combined Balance Sheet gives effect to: (1) the NACT Transaction and Resurgens Transaction as if they had been completed on March 31, 1998 and (2) the Telco Merger as if it had been completed on May 31, 1998.

     The pro forma adjustments are based upon currently available information and upon certain assumptions that the management of Holdco believes are reasonable. Each of the acquisition transactions above has been accounted for using the purchase method of accounting. The adjustments recorded in the Unaudited Pro Forma Combined Financial Statements represent the preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Combined Financial Statements.

     In connection with the consummation of the pending acquisition transaction, Holdco expects to record charges representing the estimated portion of the purchase price allocated to in-process research and development of $21.9 million and $65.0 million for the NACT Transaction and Telco Merger, respectively. In addition, in the three month period ended March 31, 1998, Holdco recorded charges representing the estimated portion of the purchase price allocated to in-process research and development of $44.6 million and $5.4 million for the NACT Stock Purchase and ATI acquisition, respectively. Since these charges are directly related to the acquisitions and will not recur, the Unaudited Pro Forma Combined Statements of Operations have been prepared excluding these one-time non-recurring charges.

     The Unaudited Pro Forma Combined Financial Statements are not necessarily indicative of the financial position or the future results of operations or results that might have been achieved if the foregoing acquisition transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of Holdco, ATI, NACT, Resurgens and Telco, and the related notes thereto.

                                     HOLDCO

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                                                                HOLDCO,
                                                  NACT MINORITY       HOLDCO                                     NACT
                                                    INTEREST          & NACT                   RESURGENS      & RESURGENS
                                        HOLDCO     ADJUSTMENTS       COMBINED     RESURGENS   ADJUSTMENTS      COMBINED
                                       --------   -------------    ------------   ---------   -----------    -------------
                                                          ASSETS
Current Assets
 Cash and equivalents                  $ 63,278     $     --         $ 63,278     $  2,487     $ (7,000)(C)    $ 58,765
 Marketable securities...............     3,500           --            3,500           --           --           3,500
 Accounts receivable.................    39,683           --           39,683        1,210           --          40,893
 Notes receivable....................     6,908           --            6,908           --           --           6,908
 Inventories.........................    28,340           --           28,340           --           --          28,340
 Other current assets................     7,154           --            7,154        2,475           --           9,629
                                       --------     --------         --------     --------     --------        --------
       Total Current Assets..........   148,863           --          148,863        6,172       (7,000)        148,035
Property and equipment...............    13,941           --           13,941       53,784        9,000(C)       76,725
Goodwill.............................    71,152       10,809(A)        81,961           --       60,410(C)      142,371
Other assets.........................    12,165           --           12,165          296       18,300(C)       30,761
                                       --------     --------         --------     --------     --------        --------
       Total Assets..................  $246,121     $ 10,809         $256,930     $ 60,252     $ 80,710        $397,892
                                       ========     ========         ========     ========     ========        ========
                                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Short-term debt.....................  $  1,884     $     --         $  1,884     $  3,569     $     --        $  5,453
 Accounts payable....................    17,592           --           17,592       11,117           --          28,709
 Accrued payroll and benefits........     2,338           --            2,338           --           --           2,338
 Other accrued liabilities...........     6,395           --            6,395        2,436        2,000(C)       10,831
                                       --------     --------         --------     --------     --------        --------
       Total Current Liabilities.....    28,209           --           28,209       17,122        2,000          47,331
Long-term debt.......................   115,528           --          115,528           --           --         115,528
Noncurrent liabilities...............     1,686           --            1,686       30,110           --          31,796
Minority interests...................    11,594      (11,594)(A)           --           --           --              --
                                       --------     --------         --------     --------     --------        --------
       Total Liabilities.............   157,017      (11,594)         145,423       47,232        2,000         194,655
Stockholders' Equity
 Common stock........................       217           18(A)           235           85          (85)(D)         271
                                                                                                     36(C)
 Capital in excess of par value......   130,289       44,285(A)       174,574       61,467      (61,467)(D)     266,268
                                                                                                 91,694(C)
 Accumulated deficit.................   (41,402)     (21,900)(B)      (63,302)     (48,532)      48,532(D)      (63,302)
                                       --------     --------         --------     --------     --------        --------
       Total Stockholders' Equity....    89,104       22,403          111,507       13,020       78,710         203,237
                                       --------     --------         --------     --------     --------        --------
       Total Liabilities and
        Stockholders' Equity.........  $246,121     $ 10,809         $256,930     $ 60,252     $ 80,710        $397,892
                                       ========     ========         ========     ========     ========        ========


                                                                     HOLDCO,
                                                                 NACT, RESURGENS
                                                     TELCO           & TELCO
                                        TELCO     ADJUSTMENTS       COMBINED
                                       --------   -----------    ---------------
                                                        ASSETS
Current Assets
 Cash and equivalents                  $ 13,999    $     --         $  72,764
 Marketable securities...............     1,599          --             5,099
 Accounts receivable.................    20,353          --            61,246
 Notes receivable....................        --          --             6,908
 Inventories.........................    22,234      (4,500)(E)        46,074
 Other current assets................     1,002          --            10,631
                                       --------    --------         ---------
       Total Current Assets..........    59,187      (4,500)          202,722
Property and equipment...............     8,956      (2,800)(E)        82,881
Goodwill.............................     7,680      62,077(E)        212,128
Other assets.........................        --      16,000(E)         46,761
                                       --------    --------         ---------
       Total Assets..................  $ 75,823    $ 70,777         $ 544,492
                                       ========    ========         =========
                                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Short-term debt.....................  $     --    $     --         $   5,453
 Accounts payable....................     6,818          --            35,527
 Accrued payroll and benefits........        --          --             2,338
 Other accrued liabilities...........    12,816       6,650(E)         30,297
                                       --------    --------         ---------
       Total Current Liabilities.....    19,634       6,650            73,615
Long-term debt.......................        --          --           115,528
Noncurrent liabilities...............     1,056          --            32,852
Minority interests...................        --          --                --
                                       --------    --------         ---------
       Total Liabilities.............    20,690       6,650           221,995
Stockholders' Equity
 Common stock........................       110        (110)(F)           338
                                                         67(E)
 Capital in excess of par value......    78,474     (78,474)(F)       450,461
                                                    184,193(E)
 Accumulated deficit.................   (23,451)     23,451(F)       (128,302)
                                                    (65,000)(G)
                                       --------    --------         ---------
       Total Stockholders' Equity....    55,133      64,127           322,497
                                       --------    --------         ---------
       Total Liabilities and
        Stockholders' Equity.........  $ 75,823    $ 70,777         $ 544,492
                                       ========    ========         =========

                                     HOLDCO

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                 (IN THOUSANDS)


                                       NACT                                                      HOLDCO,
                                     MINORITY          HOLDCO                                     NACT &
                                     INTEREST          & NACT                   RESURGENS       RESURGENS
                          HOLDCO    ADJUSTMENTS       COMBINED     RESURGENS   ADJUSTMENTS       COMBINED
                         --------   -----------     ------------   ---------   -----------     ------------
                                                  ASSETS
Current Assets
  Cash and
     equivalents.......  $ 63,278    $     --         $ 63,278     $  2,487     $ (7,000)(C)     $ 58,765
  Marketable
     securities........     3,500          --            3,500           --           --            3,500
  Accounts
     receivable........    39,683          --           39,683        1,210           --           40,893
  Notes receivable.....     6,908          --            6,908           --           --            6,908
  Inventories..........    28,340          --           28,340           --           --           28,340
  Other current
     assets............     7,154          --            7,154        2,475           --            9,629
                         --------    --------         --------     --------     --------         --------
          Total Current
            Assets.....   148,863          --          148,863        6,172       (7,000)         148,035
Property and
  equipment............    13,941          --           13,941       53,784        9,000(C)        76,725
Goodwill...............    71,152      10,809(A)        81,961           --       60,410(C)       142,371
Other assets...........    12,165          --           12,165          296       18,300(C)        30,761
                         --------    --------         --------     --------     --------         --------
          Total
            Assets.....  $246,121    $ 10,809         $256,930     $ 60,252     $ 80,710         $397,892
                         ========    ========         ========     ========     ========         ========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt......  $  1,884    $     --         $  1,884     $  3,569     $     --         $  5,453
  Accounts payable.....    17,592          --           17,592       11,117           --           28,709
  Accrued payroll and
     benefits..........     2,338          --            2,338           --           --            2,338
  Other accrued
     liabilities.......     6,395          --            6,395        2,436        2,000(C)        10,831
                         --------    --------         --------     --------     --------         --------
          Total Current
         Liabilities...    28,209          --           28,209       17,122        2,000           47,331
Long-term debt.........   115,528          --          115,528           --           --          115,528
Noncurrent
  liabilities..........     1,686          --            1,686       30,110                        31,796
Minority interests.....    11,594     (11,594)(A)           --           --           --               --
                         --------    --------         --------     --------     --------         --------
          Total
          Liabilities..   157,017     (11,594)         145,423       47,232        2,000          194,655
Stockholders' Equity
  Common stock.........       217          18(A)           235           85          (85)(D)          271
                                                                                      36(C)
  Capital in excess of
     par value.........   130,289      44,285(A)       174,574       61,467      (61,467)(D)      266,268
                                                                                  91,694(C)
  Accumulated
     deficit...........   (41,402)    (21,900)(B)      (63,302)     (48,532)      48,532(D)       (63,302)
                         --------    --------         --------     --------     --------         --------
          Total
          Stockholders'
            Equity.....    89,104      22,403          111,507       13,020       78,710          203,237
                         --------    --------         --------     --------     --------         --------
          Total
            Liabilities
            and
          Stockholders'
            Equity.....  $246,121    $ 10,809         $256,930     $ 60,252     $ 80,710         $397,892
                         ========    ========         ========     ========     ========         ========

                                     HOLDCO

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                 (IN THOUSANDS)

                                           NACT                                                     HOLDCO,
                                         MINORITY          HOLDCO                                    NACT &
                                         INTEREST          & NACT                    TELCO            TELCO
                            HOLDCO      ADJUSTMENTS       COMBINED      TELCO     ADJUSTMENTS       COMBINED
                         ------------   -----------     ------------   --------   -----------     -------------
                                                    ASSETS
Current Assets
  Cash and
    equivalents........    $ 63,278      $     --         $ 63,278     $ 13,999    $     --         $ 77,277
  Marketable
    securities.........       3,500            --            3,500        1,599          --            5,099
  Accounts
    receivable.........      39,683            --           39,683       20,353          --           60,036
  Notes receivable.....       6,908            --            6,908           --          --            6,908
  Inventories..........      28,340            --           28,340       22,234      (4,500)(E)       46,074
  Other current
    assets.............       7,154            --            7,154        1,002          --            8,156
                           --------      --------         --------     --------    --------         --------
         Total Current
           Assets......     148,863            --          148,863       59,187      (4,500)         203,550
Property and
  equipment............      13,941            --           13,941        8,956      (2,800)(E)       20,097
Goodwill...............      71,152        10,809(A)        81,961        7,680      62,077(E)       151,718
Other assets...........      12,165            --           12,165           --      16,000(E)        28,165
                           --------      --------         --------     --------    --------         --------
         Total
           Assets......    $246,121      $ 10,809         $256,930     $ 75,823    $ 70,777         $403,530
                           ========      ========         ========     ========    ========         ========
                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt......    $  1,884      $     --         $  1,884     $     --    $     --         $  1,884
  Accounts payable.....      17,592            --           17,592        6,818          --           24,410
  Accrued payroll and
    benefits...........       2,338            --            2,338           --          --            2,338
  Other accrued
    liabilities........       6,395            --            6,395       12,816       6,650(E)        25,861
                           --------      --------         --------     --------    --------         --------
         Total Current
         Liabilities...      28,209            --           28,209       19,634       6,650           54,493
Long-term debt.........     115,528            --          115,528           --          --          115,528
Noncurrent
  liabilities..........       1,686            --            1,686        1,056          --            2,742
Minority interests.....      11,594       (11,594)(A)           --           --          --               --
                           --------      --------         --------     --------    --------         --------
         Total
          Liabilities..     157,017       (11,594)         145,423       20,690       6,650          172,763
Stockholders' Equity
  Common stock.........         217            18(A)           235          110        (110)(F)          302
                                                                                         67(E)
  Capital in excess of
    par value..........     130,289        44,285(A)       174,574       78,474     (78,474)(F)      358,767
                                                                                    184,193(E)
  Accumulated
    deficit............     (41,402)      (21,900)(B)      (63,302)     (23,451)     23,451(F)      (128,302)
                                                                                    (65,000)(G)
                           --------      --------         --------     --------    --------         --------
         Total
          Stockholders'
           Equity......      89,104        22,403          111,507       55,133      64,127          230,767
                           --------      --------         --------     --------    --------         --------
         Total
           Liabilities
           and
          Stockholders'
           Equity......    $246,121      $ 10,809         $256,930     $ 75,823    $ 70,777         $403,530
                           ========      ========         ========     ========    ========         ========

                                     HOLDCO
                                     ------
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                          NACT            HOLDCO
                                                                        MINORITY            &
                                                                        INTEREST           NACT
                                                          HOLDCO       ADJUSTMENTS       COMBINED
                                                       ------------   -------------    ------------
                                              ASSETS
Current Assets
  Cash and equivalents...............................    $ 63,278       $     --         $ 63,278
  Marketable securities..............................       3,500             --            3,500
  Accounts receivable................................      39,683             --           39,683
  Notes receivable...................................       6,908             --            6,908
  Inventories........................................      28,340             --           28,340
  Other current assets...............................       7,154             --            7,154
                                                         --------       --------         --------
          Total Current Assets.......................     148,863             --          148,863
Property and equipment...............................      13,941             --           13,941
Goodwill.............................................      71,152         10,809(A)        81,961
Other assets.........................................      12,165             --           12,165
                                                         --------       --------         --------
          Total Assets...............................    $246,121       $ 10,809         $256,930
                                                         ========       ========         ========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt....................................    $  1,884       $     --         $  1,884
  Accounts payable...................................      17,592             --           17,592
  Accrued payroll and benefits.......................       2,338             --            2,338
  Other accrued liabilities..........................       6,395             --            6,395
                                                         --------       --------         --------
          Total Current Liabilities..................      28,209             --           28,209
Long-term debt.......................................     115,528             --          115,528
Noncurrent liabilities...............................       1,686             --            1,686
Minority interests...................................      11,594        (11,594)(A)           --
                                                         --------       --------         --------
          Total Liabilities..........................     157,017        (11,594)         145,423
Stockholders' Equity
  Common stock.......................................         217             18(A)           235
  Capital in excess of par value.....................     130,289         44,285(A)       174,574
  Accumulated deficit................................     (41,402)       (21,900)(B)      (63,302)
                                                         --------       --------         --------
          Total Stockholders' Equity.................      89,104         22,403          111,507
                                                         --------       --------         --------
          Total Liabilities and Stockholders'
            Equity...................................    $246,121       $ 10,809         $256,930
                                                         ========       ========         ========

                                     HOLDCO
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                                             HOLDCO
                                                                            TELCO           & TELCO
                                                  HOLDCO       TELCO     ADJUSTMENTS        COMBINED
                                               ------------   --------   -----------      ------------
                                                ASSETS
Current Assets
  Cash and equivalents.......................    $ 63,278     $ 13,999    $     --         $  77,277
  Marketable securities......................       3,500        1,599          --             5,099
  Accounts receivable........................      39,683       20,353          --            60,036
  Notes receivable...........................       6,908           --          --             6,908
  Inventories................................      28,340       22,234      (4,500)(E)        46,074
  Other current assets.......................       7,154        1,002          --             8,156
                                                 --------     --------    --------         ---------
          Total Current Assets...............     148,863       59,187      (4,500)          203,550
Property and equipment.......................      13,941        8,956      (2,800)(E)        20,097
Goodwill.....................................      71,152        7,680      62,077(E)        140,909
Other assets.................................      12,165           --      16,000(E)         28,165
                                                 --------     --------    --------         ---------
          Total Assets.......................    $246,121     $ 75,823    $ 70,777         $ 392,721
                                                 ========     ========    ========         =========
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt............................    $  1,884     $     --    $     --         $   1,884
  Accounts payable...........................      17,592        6,818          --            24,410
  Accrued payroll and benefits...............       2,338           --          --             2,338
  Other accrued liabilities..................       6,395       12,816       6,650(E)         25,861
                                                 --------     --------    --------         ---------
          Total Current Liabilities..........      28,209       19,634       6,650            54,493
Long-term debt...............................     115,528           --          --           115,528
Noncurrent liabilities.......................       1,686        1,056          --             2,742
Minority interests...........................      11,594           --          --            11,594
                                                 --------     --------    --------         ---------
          Total Liabilities..................     157,017       20,690       6,650           184,357
Stockholders' Equity
  Common stock...............................         217          110        (110)(F)           284
                                                                                67(E)
  Capital in excess of par value.............     130,289       78,474     (78,474)(F)       314,482
                                                                           184,193(E)
  Accumulated deficit........................     (41,402)     (23,451)     23,451(F)       (106,402)
                                                                           (65,000)(G)
                                                 --------     --------    --------         ---------
          Total Stockholders' Equity.........      89,104       55,133      64,127           208,364
                                                 --------     --------    --------         ---------
          Total Liabilities and Stockholders'
            Equity...........................    $246,121     $ 75,823    $ 70,777         $ 392,721
                                                 ========     ========    ========         =========

                                     HOLDCO

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                       HOLDCO,
                                                                                          NACT       ATI & NACT      NACT
                                                                HOLDCO &                MAJORITY      MAJORITY     MINORITY
                                                     ATI          ATI                   INTEREST      INTEREST     INTEREST
                             HOLDCO       ATI    ADJUSTMENTS    COMBINED      NACT     ADJUSTMENTS    COMBINED    ADJUSTMENTS
                          ------------   -----   -----------    --------     -------   -----------   ----------   -----------
Sales of products.......    $ 28,229     $ 826     $    --      $ 29,055     $ 1,175    $     --      $30,230
Service revenues........       7,502        --          --         7,502       1,160          --        8,662        $  --
                            --------     -----     -------      --------     -------    --------      -------        -----
 Total Sales............      35,731       826          --        36,557       2,335          --       38,892           --
Cost of products sold...      16,772       631          --        17,403         755          --       18,158           --
Cost of services........       7,428        --          --         7,428       1,220          --        8,648           --
                            --------     -----     -------      --------     -------    --------      -------        -----
 Total Cost of Sales....      24,200       631          --        24,831       1,975          --       26,806           --
 Gross Profit...........      11,531       195          --        11,726         360          --       12,086           --
Engineering and
 development............         788       241          --         1,029         504          --        1,533           --
Selling, general and
 administrative.........       3,256       349          --         3,605       1,369          --        4,974           --
Amortization of
 goodwill...............         864        --          40(A)        904          39         370(E)     1,313          140(I)
                                            --          --                        --          --                        --
In-process research and
 development............      50,000        --      (5,400)(B)    44,600          --     (44,600)(F)       --           --
Special charges.........       3,240        --          --         3,240          --          --        3,240           --
                            --------     -----     -------      --------     -------    --------      -------        -----
 Operating Income
   (Loss)...............     (46,617)     (395)      5,360       (41,652)     (1,552)     44,230        1,026         (140)
Interest and other
 income.................       1,269        --          --         1,269          --          --        1,269           --
Interest and other
 expense................      (1,515)      (18)         --        (1,533)         --          --       (1,533)          --
                            --------     -----     -------      --------     -------    --------      -------        -----
 Income (Loss) Before
   Income Taxes and
   Minority Interests...     (46,863)     (413)      5,360       (41,916)     (1,552)     44,230          762         (140)
Income taxes............       1,255        --        (140)(C)     1,115          --          --        1,115           --
                            --------     -----     -------      --------     -------    --------      -------        -----
 Income (Loss) Before
   Minority Interests...     (48,118)     (413)      5,500       (43,031)     (1,552)     44,230         (353)        (140)
Minority interests in
 earnings of
 subsidiary.............         683        --          --           683          --        (282)(G)      401         (401)(J)
                            --------     -----     -------      --------     -------    --------      -------        -----
 Net Income (Loss)......    $(48,801)    $(413)    $ 5,500      $(43,714)    $(1,552)   $ 44,512      $  (754)       $ 261
                            ========     =====     =======      ========     =======    ========      =======        =====
Net Income (Loss) Per
 Common Share
 Basic..................    $  (2.52)
                            ========
 Diluted................    $  (2.52)
                            ========

Weighted Average Shares
 Outstanding
 Basic..................      19,343
                            ========
 Diluted................      19,343
                            ========

                                                                                                         HOLDCO,
                           HOLDCO,                              HOLDCO, ATI,                            ATI, NACT,
                           ATI &                                   NACT &                               RESURGENS
                            NACT                   RESURGENS     RESURGENS                   TELCO       & TELCO
                          COMBINED    RESURGENS   ADJUSTMENTS     COMBINED       TELCO    ADJUSTMENTS    COMBINED
                          --------    ---------   -----------   ------------    -------   -----------   ----------
Sales of products.......  $30,230     $     --      $    --       $ 30,230      $28,545      $  --       $ 58,775
Service revenues........    8,662          368           --          9,030           --         --          9,030
                          -------     --------      -------       --------      -------      -----       --------
 Total Sales............   38,892          368           --         39,260       28,545         --         67,805
Cost of products sold...   18,158           --           --         18,158       17,426        (60)(P)     35,524
Cost of services........    8,648        9,084          310(L)      18,042           --                    18,042
                          -------     --------      -------       --------      -------      -----       --------
 Total Cost of Sales....   26,806        9,084          310         36,200       17,426        (60)        53,566
 Gross Profit...........   12,086       (8,716)        (310)         3,060       11,119         60         14,239
Engineering and
 development............    1,533           --           --          1,533        3,981         --          5,514
Selling, general and
 administrative.........    4,974        4,160           --          9,134        5,854         --         14,988
Amortization of
 goodwill...............    1,453           --          680(M)       2,133          222        (80)(Q)      3,050
                                            --           --                          --        775(R)
In-process research and
 development............       --           --           --             --           --         --             --
Special charges.........    3,240           --           --          3,240           --         --          3,240
                          -------     --------      -------       --------      -------      -----       --------
 Operating Income
   (Loss)...............      886      (12,876)        (990)       (12,980)       1,062       (635)       (12,553)
Interest and other
 income.................    1,269           --           --          1,269          153         --          1,422
Interest and other
 expense................   (1,533)      (1,565)          --         (3,098)          --         --         (3,098)
                          -------     --------      -------       --------      -------      -----       --------
 Income (Loss) Before
   Income Taxes and
   Minority Interests...      622      (14,441)        (990)       (14,809)       1,215       (635)       (14,229)
Income taxes............    1,115           --       (1,115)(N)         --           50        (50)(S)         --
                          -------     --------      -------       --------      -------      -----       --------
 Income (Loss) Before
   Minority Interests...     (493)     (14,441)         125        (14,809)       1,165       (585)       (14,229)
Minority interests in
 earnings of
 subsidiary.............       --           --           --             --           --         --             --
                          -------     --------      -------       --------      -------      -----       --------
 Net Income (Loss)......  $  (493)    $(14,441)     $   125       $(14,809)     $ 1,165      $(585)      $(14,229)
                          =======     ========      =======       ========      =======      =====       ========
Net Income (Loss) Per
 Common Share
 Basic..................                                                                                 $  (0.45)(T)
                                                                                                         ========


 Diluted................                                                                                 $  (0.45)(T)
                                                                                                         ========
Weighted Average Shares
 Outstanding
 Basic..................                                                                                   31,822(T)
                                                                                                         ========
 Diluted................                                                                                   31,822(T)
                                                                                                         ========

                                     HOLDCO

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        HOLDCO,
                                      ATI & NACT        NACT
                                       MAJORITY       MINORITY      HOLDCO, ATI                               HOLDCO, ATI,
                                       INTEREST       INTEREST        & NACT                   RESURGENS    NACT & RESURGENS
                                       COMBINED      ADJUSTMENTS     COMBINED     RESURGENS   ADJUSTMENTS       COMBINED
                                     -------------   -----------   ------------   ---------   -----------   ----------------
Sales of products..................     $30,230         $  --        $30,230      $     --      $    --         $ 30,230
Service revenues...................       8,662            --          8,662           368           --            9,030
                                        -------         -----        -------      --------      -------         --------
  Total Sales......................      38,892            --         38,892           368           --           39,260
Cost of products sold..............      18,158            --         18,158            --           --           18,158
Cost of services...................       8,648            --          8,648         9,084          310(L)        18,042
                                        -------         -----        -------      --------      -------         --------
  Total Cost of Sales..............      26,806            --         26,806         9,084          310           36,200
  Gross Profit.....................      12,086            --         12,086        (8,716)        (310)           3,060
Engineering and development........       1,533            --          1,533            --           --            1,533
Selling, general and
  administrative...................       4,974            --          4,974         4,160           --            9,134
Amortization of goodwill...........       1,313           140(I)       1,453            --          680(M)         2,133
Special charges....................       3,240            --          3,240            --           --            3,240
                                        -------         -----        -------      --------      -------         --------
  Operating Income (Loss)..........       1,026          (140)           886       (12,876)        (990)         (12,980)
Interest and other income..........       1,269            --          1,269            --           --            1,269
Interest and other expense.........      (1,533)           --         (1,533)       (1,565)          --           (3,098)
                                        -------         -----        -------      --------      -------         --------
  Income (Loss) Before Income Taxes
    and Minority Interests.........         762          (140)           622       (14,441)        (990)         (14,809)
Income taxes.......................       1,115            --          1,115            --       (1,115)(N)           --
                                        -------         -----        -------      --------      -------         --------
  Income (Loss) Before Minority
    Interests......................        (353)         (140)          (493)      (14,441)         125          (14,809)
Minority interests in earnings of
  subsidiary.......................         401          (401)(J)         --            --           --               --
                                        -------         -----        -------      --------      -------         --------
  Net Income (Loss)................     $  (754)        $ 261        $  (493)     $(14,441)     $   125         $(14,809)
                                        =======         =====        =======      ========      =======         ========
Net Income (Loss) Per Common Share
  Basic............................                                                                             $  (0.57)(O)
                                                                                                                ========
  Diluted..........................                                                                             $  (0.57)(O)
                                                                                                                ========
Weighted Average Shares Outstanding
  Basic............................                                                                               25,822(O)
                                                                                                                ========
  Diluted..........................                                                                               25,822(O)
                                                                                                                ========

                                     HOLDCO

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                         HOLDCO,
                                         ATI &
                                          NACT           NACT
                                        MAJORITY       MINORITY       HOLDCO, ATI                           HOLDCO, ATI,
                                        INTEREST       INTEREST         & NACT                   TELCO      NACT & TELCO
                                        COMBINED      ADJUSTMENTS      COMBINED      TELCO    ADJUSTMENTS     COMBINED
                                      ------------   -------------   ------------   -------   -----------   -------------
Sales of products...................    $30,230          $  --         $30,230      $28,545      $  --         $58,775
Service revenues....................      8,662             --           8,662           --         --           8,662
                                        -------          -----         -------      -------      -----         -------
  Total Sales.......................     38,892             --          38,892       28,545         --          67,437
Cost of products sold...............     18,158             --          18,158       17,426        (60)(P)      35,524
Cost of services....................      8,648             --           8,648           --                      8,648
                                        -------          -----         -------      -------      -----         -------
  Total Cost of Sales...............     26,806             --          26,806       17,426        (60)         44,172
  Gross Profit......................     12,086             --          12,086       11,119         60          23,265
Engineering and development.........      1,533             --           1,533        3,981         --           5,514
Selling, general and
  administrative....................      4,974             --           4,974        5,854         --          10,828
Amortization of goodwill............      1,313            140(I)        1,453          222        (80)(Q)       2,370
                                                                                                   775(R)
Special charges.....................      3,240             --           3,240           --         --           3,240
                                        -------          -----         -------      -------      -----         -------
  Operating Income (Loss)...........      1,026           (140)            886        1,062       (635)          1,313
Interest and other income...........      1,269             --           1,269          153         --           1,422
Interest and other expense..........     (1,533)            --          (1,533)          --         --          (1,533)
                                        -------          -----         -------      -------      -----         -------
  Income (Loss) Before Income Taxes
    and Minority Interests..........        762           (140)            622        1,215       (635)          1,202
Income taxes........................      1,115             --           1,115           50        (50)          1,115
                                        -------          -----         -------      -------      -----         -------
  Income (Loss) Before Minority
    Interests.......................       (353)          (140)           (493)       1,165       (585)             87
Minority interests in earnings of
  subsidiary........................        401           (401)(J)          --           --         --              --
                                        -------          -----         -------      -------      -----         -------
  Net Income (Loss).................    $  (754)         $ 261         $  (493)     $ 1,165      $(585)        $    87
                                        =======          =====         =======      =======      =====         =======
Net Income (Loss) Per Common Share
  Basic.............................                                                                           $  0.00(T)
                                                                                                               =======
  Diluted...........................                                                                           $  0.00(T)
                                                                                                               =======
Weighted Average Shares Outstanding
  Basic.............................                                                                            28,072(T)
                                                                                                               =======
  Diluted...........................                                                                            28,072(T)
                                                                                                               =======

                                     HOLDCO

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       HOLDCO,
                                                     ATI & NACT         NACT
                                                      MAJORITY        MINORITY       HOLDCO, ATI &
                                                      INTEREST        INTEREST           NACT
                                                      COMBINED       ADJUSTMENTS       COMBINED
                                                    -------------   -------------   --------------
Sales of products.................................     $30,230          $  --          $30,230
Service revenues..................................       8,662             --            8,662
                                                       -------          -----          -------
  Total Sales.....................................      38,892             --           38,892
Cost of products sold.............................      18,158             --           18,158
Cost of services..................................       8,648             --            8,648
                                                       -------          -----          -------
  Total Cost of Sales.............................      26,806             --           26,806
  Gross Profit....................................      12,086             --           12,086
Engineering and development.......................       1,533             --            1,533
Selling, general and administrative...............       4,974             --            4,974
Amortization of goodwill..........................       1,313            140(I)         1,453
Special charges...................................       3,240             --            3,240
                                                       -------          -----          -------
  Operating Income (Loss).........................       1,026           (140)             886
Interest and other income.........................       1,269             --            1,269
Interest and other expense........................      (1,533)            --           (1,533)
                                                       -------          -----          -------
  Income (Loss) Before Income Taxes and Minority
     Interests....................................         762           (140)             622
Income taxes......................................       1,115             --            1,115
                                                       -------          -----          -------
  Income (Loss) Before Minority Interests.........        (353)          (140)            (493)
Minority interests in earnings of subsidiary......         401           (401)(J)           --
                                                       -------          -----          -------
  Net Income (Loss)...............................     $  (754)         $ 261          $  (493)
                                                       =======          =====          =======
Net Income (Loss) Per Common Share
  Basic...........................................                                     $ (0.02)(K)
                                                                                       =======
  Diluted.........................................                                     $ (0.02)(K)
                                                                                       =======
Weighted Average Shares Outstanding
  Basic...........................................                                      22,072(K)
                                                                                       =======
  Diluted.........................................                                      22,072(K)
                                                                                       =======

                                     HOLDCO

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 HOLDCO,
                                                  ATI &                                HOLDCO, ATI,
                                              NACT MAJORITY                                NACT
                                                INTEREST                   TELCO         & TELCO
                                                COMBINED       TELCO    ADJUSTMENTS      COMBINED
                                              -------------   -------   -----------   --------------
Sales of products...........................     $30,230      $28,545      $  --         $58,775
Service revenues............................       8,662           --         --           8,662
                                                 -------      -------      -----         -------
  Total Sales...............................      38,892       28,545         --          67,437
Cost of products sold.......................      18,158       17,426        (60)(P)      35,524
Cost of services............................       8,648           --                      8,648
                                                 -------      -------      -----         -------
  Total Cost of Sales.......................      26,806       17,426        (60)         44,172
  Gross Profit..............................      12,086       11,119         60          23,265
Engineering and development.................       1,533        3,981         --           5,514
Selling, general and administrative.........       4,974        5,854         --          10,828
Amortization of goodwill....................       1,313          222        (80)(Q)       2,230
                                                                             775(R)
Special charges.............................       3,240           --         --           3,240
                                                 -------      -------      -----         -------
  Operating Income (Loss)...................       1,026        1,062       (635)          1,453
Interest and other income...................       1,269          153         --           1,422
Interest and other expense..................      (1,533)          --         --          (1,533)
                                                 -------      -------      -----         -------
  Income (Loss) Before Income Taxes and
     Minority Interests.....................         762        1,215       (635)          1,342
Income taxes................................       1,115           50        (50)          1,115
                                                 -------      -------      -----         -------
  Income (Loss) Before Minority Interests...        (353)       1,165       (585)            227
Minority interests in earnings of
  subsidiary................................         401           --         --             401
                                                 -------      -------      -----         -------
  Net Income (Loss).........................     $  (754)     $ 1,165      $(585)        $  (174)
                                                 =======      =======      =====         =======
Net Income (Loss) Per Common Share
  Basic.....................................                                             $ (0.01)(T)
  Diluted...................................                                             $ (0.01)(T)
                                                                                         =======
Weighted Average Shares Outstanding
  Basic.....................................                                              26,248(T)
  Diluted...................................                                              26,248(T)
                                                                                         =======

                                     HOLDCO

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   HOLDCO,
                                                                                      NACT       ATI & NACT      NACT
                                                          HOLDCO &        NACT      MAJORITY      MAJORITY     MINORITY
                                                ATI          ATI        MAJORITY    INTEREST      INTEREST     INTEREST
                       HOLDCO      ATI      ADJUSTMENTS    COMBINED     INTEREST   ADJUSTMENTS    COMBINED    ADJUSTMENTS
                       -------   --------   -----------    --------     --------   -----------   ----------   -----------
Sales of products....  $71,392   $ 13,687     $  (150)(A)  $ 84,929     $24,502      $    --      $109,431      $   --
Service revenues.....   21,593         --          --        21,593       5,493           --        27,086          --
                       -------   --------     -------      --------     -------      -------      --------      ------
 Total Sales.........   92,985     13,687        (150)      106,522      29,995           --       136,517          --
Cost of products
 sold................   43,827     13,586         (70)(A)    57,343       7,569           --        64,912          --
Cost of services.....   17,018         --          --        17,018       5,756           --        22,774          --
                       -------   --------     -------      --------     -------      -------      --------      ------
 Total Cost of
   Sales.............   60,845     13,586         (70)       74,361      13,325           --        87,686          --
 Gross Profit........   32,140        101         (80)       32,161      16,670           --        48,831          --
Engineering and
 development.........    1,862      4,283          --         6,145       2,761           --         8,906          --
Selling, general and
 administrative......    9,000      6,265          --        15,265       6,913           --        22,178          --
Purchased research
 and development.....       --         --          --            --          --           --            --          --
Amortization of
 goodwill............    1,756         --         200(B)      1,956         573        2,300(E)      4,829         540(H)
                       -------   --------     -------      --------     -------      -------      --------      ------
 Operating Income
   (Loss)............   19,522    (10,447)       (280)        8,795       6,423       (2,300)       12,918        (540)
Interest and other
 income..............    2,503         64          --         2,567         734           --         3,301          --
Interest and other
 expense.............   (1,355)        --          --        (1,355)        (19)          --        (1,374)         --
                       -------   --------     -------      --------     -------      -------      --------      ------
 Income (Loss) Before
   Income Taxes and
   Minority
   Interests.........   20,670    (10,383)       (280)       10,007       7,138       (2,300)       14,845        (540)
Income taxes.........    7,536         --      (3,800)(C)     3,736       2,757           --         6,493          --
                       -------   --------     -------      --------     -------      -------      --------      ------
 Income (Loss) Before
   Minority
   Interests.........   13,134    (10,383)      3,520         6,271       4,381       (2,300)        8,352        (540)
Minority Interests in
 Earnings of
 Subsidiary..........       --         --          --            --          --       (1,433)(F)    (1,433)      1,433(I)
                       -------   --------     -------      --------     -------      -------      --------      ------
 Net Income (Loss)...  $13,134   $(10,383)    $ 3,520      $  6,271     $ 4,381      $(3,733)     $  6,919      $  893
                       =======   ========     =======      ========     =======      =======      ========      ======
Net Income (Loss) Per
 Common Share
 Basic...............  $  0.76
                       =======
 Diluted.............  $  0.70
                       =======
Weighted Average
 Shares Outstanding
 Basic...............   17,242
                       =======
 Diluted.............   18,708
                       =======

                                                                                                        HOLDCO,
                       HOLDCO,                               HOLDCO, ATI,                              ATI, NACT,
                        ATI &                                   NACT &                                 RESURGENS
                         NACT                   RESURGENS     RESURGENS                    TELCO        & TELCO
                       COMBINED    RESURGENS   ADJUSTMENTS     COMBINED       TELCO     ADJUSTMENTS     COMBINED
                       --------    ---------   -----------   ------------    --------   -----------    ----------
Sales of products....  $109,431    $      --     $    --      $ 109,431      $111,725    $     --      $ 221,156
Service revenues.....    27,086      165,489          --        192,575            --          --        192,575
                       --------    ---------     -------      ---------      --------    --------      ---------
 Total Sales.........   136,517      165,489          --        302,006       111,725          --        413,731
Cost of products
 sold................    64,912           --          --         64,912        72,406        (240)(P)    137,078
Cost of services.....    22,774      246,494       1,230(K)     270,498            --          --        270,498
                       --------    ---------     -------      ---------      --------    --------      ---------
 Total Cost of
   Sales.............    87,686      246,494       1,230        335,410        72,406        (240)       407,576
 Gross Profit........    48,831      (81,005)     (1,230)       (33,404)       39,319         240          6,155
Engineering and
 development.........     8,906           --          --          8,906        14,898          --         23,804
Selling, general and
 administrative......    22,178       74,448          --         96,626        26,877          --        123,503
Purchased research
 and development.....        --           --          --             --         5,135      (5,135)(Q)         --
Amortization of
 goodwill............     5,369           --       2,710(L)       8,079           687        (330)(R)     11,536
                                                                                            3,100(S)
                       --------    ---------     -------      ---------      --------    --------      ---------
 Operating Income
   (Loss)............    12,378     (155,453)     (3,940)      (147,015)       (8,278)      2,605       (152,688)
Interest and other
 income..............     3,301          642          --          3,943           679          --          4,622
Interest and other
 expense.............    (1,374)     (16,909)      4,970(M)     (13,313)           --          --        (13,313)
                       --------    ---------     -------      ---------      --------    --------      ---------
 Income (Loss) Before
   Income Taxes and
   Minority
   Interests.........    14,305     (171,720)      1,030       (156,385)       (7,599)      2,605       (161,379)
Income taxes.........     6,493           --      (6,493)(N)         --            50         (50)(T)         --
                       --------    ---------     -------      ---------      --------    --------      ---------
 Income (Loss) Before
   Minority
   Interests.........     7,812     (171,720)      7,523       (156,385)       (7,649)      2,655       (161,379)
Minority Interests in
 Earnings of
 Subsidiary..........        --           --          --             --            --          --             --
                       --------    ---------     -------      ---------      --------    --------      ---------
 Net Income (Loss)...  $  7,812    $(171,720)    $ 7,523      $(156,385)     $ (7,649)   $  2,655      $(161,379)
                       ========    =========     =======      =========      ========    ========      =========
Net Income (Loss) Per
 Common Share
 Basic...............                                                                                  $   (5.26)(U)
                                                                                                       =========
 Diluted.............                                                                                  $   (5.26)(U)
                                                                                                       =========
Weighted Average
 Shares Outstanding
 Basic...............                                                                                     30,671(U)
                                                                                                       =========
 Diluted.............                                                                                     30,671(U)
                                                                                                       =========

                                     HOLDCO

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           HOLDCO,
                                          ATI & NACT        NACT        HOLDCO,                               HOLDCO, ATI,
                                           MAJORITY       MINORITY       ATI &                                   NACT &
                                           INTEREST       INTEREST       NACT                   RESURGENS      RESURGENS
                                           COMBINED      ADJUSTMENTS   COMBINED    RESURGENS   ADJUSTMENTS      COMBINED
                                         -------------   -----------   --------    ---------   -----------    ------------
Sales of products......................    $109,431        $   --      $109,431    $      --     $    --       $ 109,431
Service revenues.......................      27,086            --       27,086       165,489          --         192,575
                                           --------        ------      --------    ---------     -------       ---------
  Total Sales..........................     136,517            --      136,517       165,489          --         302,006
Cost of products sold..................      64,912            --       64,912            --          --          64,912
Cost of services.......................      22,774            --       22,774       246,494       1,230(K)      270,498
                                           --------        ------      --------    ---------     -------       ---------
  Total Cost of Sales..................      87,686            --       87,686       246,494       1,230         335,410
  Gross Profit.........................      48,831            --       48,831       (81,005)     (1,230)        (33,404)
Engineering and development............       8,906            --        8,906            --          --           8,906
Selling, general and administrative....      22,178            --       22,178        74,448          --          96,626
Amortization of goodwill...............       4,829           540(H)     5,369            --       2,710(L)        8,079
                                           --------        ------      --------    ---------     -------       ---------
  Operating Income (Loss)..............      12,918          (540)      12,378      (155,453)     (3,940)       (147,015)
Interest and other income..............       3,301            --        3,301           642          --           3,943
Interest and other expense.............      (1,374)           --       (1,374)      (16,909)      4,970(M)      (13,313)
                                           --------        ------      --------    ---------     -------       ---------
  Income (Loss) Before Income Taxes and
    Minority Interests.................      14,845          (540)      14,305      (171,720)      1,030        (156,385)
Income taxes...........................       6,493            --        6,493            --      (6,493)(N)          --
                                           --------        ------      --------    ---------     -------       ---------
  Income (Loss) Before Minority
    Interests..........................       8,352          (540)       7,812      (171,720)      7,523        (156,385)
Minority Interests in Earnings of
  Subsidiary...........................      (1,433)        1,433(I)        --            --          --              --
                                           --------        ------      --------    ---------     -------       ---------
  Net Income (Loss)....................    $  6,919        $  893      $ 7,812     $(171,720)    $ 7,523       $(156,385)
                                           ========        ======      ========    =========     =======       =========
Net Income (Loss) Per Common Share
  Basic................................                                                                        $   (6.34)(O)
                                                                                                               =========
  Diluted..............................                                                                        $   (6.34)(O)
                                                                                                               =========
Weighted Average Shares Outstanding
  Basic................................                                                                           24,671(O)
                                                                                                               =========
  Diluted..............................                                                                           24,671(O)
                                                                                                               =========

                                     HOLDCO

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       HOLDCO,
                                      ATI & NACT      NACT                                                      HOLDCO, ATI,
                                       MAJORITY     MINORITY      HOLDCO, ATI &                                    NACT
                                       INTEREST     INTEREST           NACT                         TELCO         & TELCO
                                       COMBINED    ADJUSTMENTS       COMBINED          TELCO     ADJUSTMENTS      COMBINED
                                      ----------   -----------    ---------------     --------   -----------    ------------
Sales of products...................   $109,431      $   --          $109,431         $111,725     $    --        $221,156
Service revenues....................     27,086          --            27,086               --          --          27,086
                                       --------      ------          --------         --------     -------        --------
  Total Sales.......................    136,517          --           136,517          111,725          --         248,242
Cost of products sold...............     64,912          --            64,912           72,406        (240)(P)     137,078
Cost of services....................     22,774          --            22,774               --                      22,774
                                       --------      ------          --------         --------     -------        --------
  Total Cost of Sales...............     87,686          --            87,686           72,406        (240)        159,852
  Gross Profit......................     48,831          --            48,831           39,319         240          88,390
Engineering and development.........      8,906          --             8,906           14,898          --          23,804
Selling, general and
  administrative....................     22,178          --            22,178           26,877          --          49,055
Purchased research and
  development.......................         --          --                --            5,135      (5,135)(Q)          --
Amortization of goodwill............      4,829         540(H)          5,369              687        (330)(R)       8,826
                                                                                                     3,100(S)
                                       --------      ------          --------         --------     -------        --------
  Operating Income (Loss)...........     12,918        (540)           12,378           (8,278)      2,605           6,705
Interest and other income...........      3,301          --             3,301              679          --           3,980
Interest and other expense..........     (1,374)         --            (1,374)              --          --          (1,374)
                                       --------      ------          --------         --------     -------        --------
  Income (Loss) Before Income Taxes
    and Minority Interests..........     14,845        (540)           14,305           (7,599)      2,605           9,311
Income taxes........................      6,493          --             6,493               50         (50)(T)       6,493
                                       --------      ------          --------         --------     -------        --------
  Income (Loss) Before Minority
    Interests.......................      8,352        (540)            7,812           (7,649)      2,655           2,818
Minority Interests in Earnings of
  Subsidiary........................     (1,433)      1,433(I)             --               --          --              --
                                       --------      ------          --------         --------     -------        --------
  Net Income (Loss).................   $  6,919      $  893          $  7,812         $ (7,649)    $ 2,655        $  2,818
                                       ========      ======          ========         ========     =======        ========
Net Income (Loss) Per Common Share
  Basic.............................                                                                              $   0.10(U)
                                                                                                                  ========
  Diluted...........................                                                                              $   0.10(U)
                                                                                                                  ========
Weighted Average Shares Outstanding
  Basic.............................                                                                                26,921(U)
                                                                                                                  ========
  Diluted...........................                                                                                28,386(U)
                                                                                                                  ========

                                     HOLDCO

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          HOLDCO,
                                                        ATI & NACT      NACT            HOLDCO,
                                                         MAJORITY     MINORITY           ATI &
                                                         INTEREST     INTEREST           NACT
                                                         COMBINED    ADJUSTMENTS       COMBINED
                                                        ----------   -----------    ---------------
Sales of products.....................................   $109,431       $  --          $109,431
Service revenues......................................     27,086          --            27,086
                                                         --------       -----          --------
  Total Sales.........................................    136,517          --           136,517
Cost of products sold.................................     64,912          --            64,912
Cost of services......................................     22,774          --            22,774
                                                         --------       -----          --------
  Total Cost of Sales.................................     87,686          --            87,686
  Gross Profit........................................     48,831          --            48,831
Engineering and development...........................      8,906          --             8,906
Selling, general and administrative...................     22,178          --            22,178
Amortization of goodwill..............................      4,829         540(H)          5,369
                                                         --------       -----          --------
  Operating Income (Loss).............................     12,918        (540)           12,378
Interest and other income.............................      3,301          --             3,301
Interest and other expense............................     (1,374)         --            (1,374)
                                                         --------       -----          --------
  Income (Loss) Before Income Taxes and Minority
     Interests........................................     14,845        (540)           14,305
Income taxes..........................................      6,493          --             6,493
                                                         --------       -----          --------
  Income (Loss) Before Minority Interests.............      8,352        (540)            7,812
Minority Interests in Earnings of Subsidiary..........     (1,433)      1,433(I)             --
                                                         --------       -----          --------
  Net Income (Loss)...................................   $  6,919       $ 893          $  7,812
                                                         ========       =====          ========
Net Income (Loss) Per Common Share
  Basic...............................................                                 $   0.37(J)
                                                                                       ========
  Diluted.............................................                                 $   0.35(J)
                                                                                       ========
Weighted Average Shares Outstanding
  Basic...............................................                                   20,921(J)
                                                                                       ========
  Diluted.............................................                                   22,387(J)
                                                                                       ========

                                     HOLDCO

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        HOLDCO,
                                      ATI & NACT
                                       MAJORITY                                      HOLDCO, ATI,
                                       INTEREST                        TELCO         NACT & TELCO
                                       COMBINED         TELCO       ADJUSTMENTS        COMBINED
                                     -------------     --------     -----------     ---------------
Sales of products..................     $109,431       $111,725       $    --          $221,156
Service revenues...................       27,086             --            --            27,086
                                        --------       --------       -------          --------
  Total Sales......................      136,517        111,725            --           248,242
Cost of products sold..............       64,912         72,406          (240)(P)       137,078
Cost of services...................       22,774             --                          22,774
                                        --------       --------       -------          --------
  Total Cost of Sales..............       87,686         72,406          (240)          159,852
  Gross Profit.....................       48,831         39,319           240            88,390
Engineering and development........        8,906         14,898            --            23,804
Selling, general and
  administrative...................       22,178         26,877            --            49,055
In-process research and
  development......................           --          5,135        (5,135)(Q)            --
Amortization of goodwill...........        4,829            687          (330)(R)         8,286
                                                                        3,100(S)
                                        --------       --------       -------          --------
  Operating Income (Loss)..........       12,918         (8,278)        2,605             7,245
Interest and other income..........        3,301            679            --             3,980
Interest and other expense.........       (1,374)            --            --            (1,374)
                                        --------       --------       -------          --------
  Income (Loss) Before Income Taxes
     and Minority Interests........       14,845         (7,599)        2,605             9,851
Income taxes.......................        6,493             50           (50)(T)         6,493
                                        --------       --------       -------          --------
  Income (Loss) Before Minority
     Interests.....................        8,352         (7,649)        2,655             3,358
Minority Interests in Earnings of
  Subsidiary.......................       (1,433)            --            --            (1,433)
                                        --------       --------       -------          --------
  Net Income (Loss)................     $  6,919       $ (7,649)      $ 2,655          $  1,925
                                        ========       ========       =======          ========
Net Income (Loss) Per Common Share
  Basic............................                                                    $   0.08(U)
                                                                                       ========
  Diluted..........................                                                    $   0.07(U)
                                                                                       ========
Weighted Average Shares Outstanding
  Basic............................                                                      25,097(U)
                                                                                       ========
  Diluted..........................                                                      26,563(U)
                                                                                       ========

                                     HOLDCO

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

GENERAL HISTORICAL INFORMATION:

     The ATI acquisition consummated on January 29, 1998 and the NACT Stock Purchase consummated on February 27, 1998 have been accounted for under the purchase method of accounting. The historical consolidated financial statements of World Access include the results of the operations of ATI and NACT from February 1, 1998 and March 1, 1998, respectively. The purchase price of ATI and the majority interest in NACT was allocated to the fair values of the net assets acquired and to in-process research and development projects. During the first quarter of 1998, $5.4 million and $44.6 million of purchased in-process research and development technologies related to the ATI acquisition and the NACT Stock Purchase, respectively, was expensed in accordance with the applicable accounting rules. The amount of the in-process research and development write-off consists of the value of ATI's and NACT's products in the development stage that are not considered to have reached technological feasibility.

     The Income Approach was utilized to value the acquired research and development technologies in the NACT Transaction. The Income Approach values technologies by projecting the potential cash flows related to those technologies and discounting the cash flows to their present values using a discount rate reflective of the risk of achieving the cash flows. The projected cash flows include estimates of the remaining costs to complete the in-process technologies.

     NACT provides advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities. NACT designs, develops, and manufacturers all hardware and software elements necessary for a fully integrated, turnkey telecommunications switching solution. The nature of the in-process research and development was such that technological feasibility had not been attained. Failure to attain technological feasibility, especially given the high degree of customization required for complete integration into the NACT solution, would have rendered partially designed hardware and software useless for other applications. Incomplete design of hardware and software coding would create a non-connective, inoperable product that would have no alternative use.

     NACT's business plan called for a shift in market focus to larger customers, both domestic and international; therefore, NACT had numerous projects in development at the time of the acquisition. Additionally, the pending completion of a major release of NACT's billing system required significant development efforts to ensure continued integration with NACT's product suite.

     NACT had nine principal projects in the development pipeline at the time of acquisition. Most major projects had several ongoing sub-projects (e.g., a hardware design project and a software design project). These projects included significant redevelopment of some existing products and the creation of new products. The research and development projects were at various stages of development. Most new or redeveloped products were scheduled for release in 1998, while several others were scheduled for release in 1999. None of the in-process projects considered in the write-off had attained technological feasibility.

     For all in-process technologies, management estimated remaining costs to complete. These estimates were $3.3 million for 1998, and $1 million for 1999. The expected sources of funding were scheduled research and development expenses from the operating budget of NACT provided by the operating assets and liabilities of NACT.

     The Income Approach was also used to value the acquired research and development technologies in the ATI acquisition.

     ATI develops and manufactures a series of high-performance digital microwave/millimeter radio equipment. Their products reach across all frequency bands and data rates and offer numerous features. The nature of the in-process research and development was such that technological feasibility had not been attained. Failure to attain technological feasibility would have rendered partially designed equipment useless for other applications. ATI's products are designed for specific frequency bandwidths and, as such, are highly

                                     HOLDCO
customized to those bandwidths and the needs of customers wishing to operate in them. Products only partially completed for certain bandwidths cannot be used in other bandwidths.

     At the time of acquisition, ATI's primary product lines were FSK+, Compact, and QAM. ATI's management determined the following percentages of each product line were in-process technologies:

FSK+:                                          15.0% of units in development
Compact:                                       95.0% of units in development
QAM:                                          100.0% of units in development

     Between each product line, various stages of development had been reached. Additionally, within each product line, different units had reached various stages of development. Of the products management considered in-process, none had attained technological feasibility.

     For all in-process products, management estimated remaining costs to complete to be $3.1 million for 1998, $7.2 million for 1999, $7.6 million for 2000, $5.1 million for 2001, and $1.1 million for 2002. The expected sources of funding were scheduled R&D expenses from the operating budget of ATI provided by the operating assets and liabilities of ATI.

     On August 24, 1996, Aerotel, Ltd. and Aerotel U.S.A., Inc. (collectively, "Aerotel") commenced an action against NACT and a customer of NACT alleging that telephone systems manufactured and sold by NACT incorporating prepaid debit card features infringe upon Aerotel's patent which was issued in November 1987. See Footnote 2 to the World Access Form 10-Q for the Three Months Ended March 31, 1998 for further description of this litigation.

     As part of the negotiations relating to the acquisition of NACT, World Access and GST Telecommunications, Inc. (the seller) agreed to share evenly any Aerotel judgment against NACT. Subsequent to the acquisition, World Access has been actively engaged in settlement negotiations. Based upon such negotiations as of the filing date of its March 31, 1998 Form 10-Q, World Access believed that $2.5 million was a reasonable estimate of its portion of the ultimate settlement of this matter, including legal fees and established a legal contingency accrual in the purchase accounting of NACT. This estimate was based on advise of counsel and an assessment of preliminary settlement discussions with counsel for Aerotel. On July 9, 1998, World Access and GST entered into a Memorandum of Understanding to settle the Aerotel litigation for $5,150,000, of which $2,625,000 is the responsibility of World Access. Including legal fees, World Access now estimates its Aerotel settlement costs will be approximately $3.2 million. The additional $700,000 accrual has not been reflected in the Pro Forma Combined Financial Statements. At the time final materials are filed with the Commission, World Access expects to be in a position to more accurately define its Aerotel exposure and will update its financial statements and related disclosures accordingly.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET:

NACT MINORITY INTEREST ADJUSTMENTS:

     (A) The acquisition of the minority interest of NACT will be accounted for under the purchase method of accounting. In addition, in accordance with generally accepted accounting principles, the portion of the purchase price allocable to the in-process research and development projects of NACT will be expensed at the consummation of the NACT Transaction. The amount of the one-time non-recurring charge is expected to approximate $21.9 million. Since this charge is directly related to the acquisition and will not recur, the Unaudited Pro Forma Statements of Operations have been prepared excluding this charge. World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ significantly from the amounts shown below.

                                     HOLDCO

     The unallocated excess of purchase price over the net assets acquired is determined as follows (in thousands):

     Purchase price of approximately 32.7% minority interest in NACT:

  Stock issued in exchange for NACT shares..................  $  44,303
                                                              ---------
Allocation:
  Minority interest in subsidiaries.........................    (11,594)
  Adjust assets and liabilities:
     In-process research and development costs(i)...........    (21,900)
                                                              ---------
                                                                (33,494)
                                                              ---------
Unallocated excess purchase price over net assets
  acquired..................................................  $  10,809
                                                              =========

     (i) The in-process research and development write-off of $21.9 million is based on the valuation performed in connection with the NACT Stock Purchase. The valuation report assigned a value of $66.5 million to the in-process research and development projects as of the date of the NACT Stock Purchase, of which 67.3% or $44.6 million was expensed at the consummation of the NACT Stock Purchase. Management estimates that an additional $21.9 million of in-process research and development projects will be written-off in conjunction with the consummation of the NACT Transaction. World Access will obtain an updated valuation of the in-process research and development projects as of the closing of the NACT Transaction for use in determining the final purchase accounting for the NACT Transaction.

     (B) Represents retained earnings adjustment for the one-time non-recurring charge related to the write-off of in-process research and development expenses acquired.

RESURGENS PRO FORMA ADJUSTMENTS:

     (C) The Resurgens Transaction will be accounted for under the purchase method of accounting. World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ significantly from the amounts shown below.

                                     HOLDCO

     The unallocated excess of purchase price over net assets acquired is determined as follows (in thousands):

Purchase price:
  Cash paid for claims(i)...................................            $  3,000
  Purchase of switching equipment by World Access for use by
     Resurgens prior to closing of the merger...............               4,000
  Restricted stock issued to creditors(ii)..................   76,000
  Restricted stock issued to Renaissance Partners(ii).......   15,730
                                                              -------
          Total stock.......................................              91,730
  Fees and expenses related to the Resurgens Transaction....               2,000
                                                                        --------
          Total purchase price..............................             100,730
                                                                        --------
Allocation:
  Historical stockholders' equity, net of creditor
     liabilities forgiven(iii)..............................             (13,020)
  Adjust assets and liabilities:
     Adjust licenses to estimated fair market value(iv).....              (3,000)
     Adjust network switching equipment to estimated fair
       market value(iv).....................................              (5,000)
     Record switching equipment purchased by World Access...              (4,000)
     Establish deferred tax asset(v)........................             (15,300)
                                                                        --------
                                                                         (40,320)
                                                                        --------
Unallocated excess purchase price over net assets
  acquired..................................................            $ 60,410
                                                                        ========

     (i) Represents an estimate of $1.0 million to be paid to the creditors of Resurgens under a cash settlement plan proposed by World Access and approximately $2.0 million to be paid to governmental creditors.

     (ii) The value assigned to the restricted shares issued to the creditors and Renaissance Partners is based on the seven day average closing price of World Access common stock, including the announcement date and the three days prior and three days subsequent to the announcement date, less a 30% discount attributable to the restrictive nature of the shares. World Access consulted with an independent financial advisor knowledgeable of the transaction in determining the appropriate discount. Specific factors supporting the discount are (1) the length of the restriction [1 year], (2) the number of shares subject to restriction [3.7 million shares], and (3) the volatility of World Access common stock [the closing price on the announcement date was $37.06 and the closing price on June 15, 1998 was $25.38, a 31.5% reduction].

     (iii) The combined historical stockholders deficit of Cherry Communications Incorporated and Cherry Communications U.K. Limited of $339,211,000 has been adjusted to reflect a $352,231,000 reduction of liabilities in relation to the proposed bankruptcy reorganization plan.

     (iv) Estimates of fair market value of the licenses and the switching equipment acquired have been made by management. These estimates are subject to adjustment pending final valuations to be obtained from independent appraisers.

     (v) At the time the Resurgens Transaction is consummated, Resurgens is expected to have in excess of $125 million in net operating loss carryforwards available to offset future federal taxable income. Based on its current assessment of the forecasted operating results of Resurgens and other pertinent factors, management expects at least 35% of these future tax benefits will be realized. Accordingly, a deferred tax asset of $44 million, net of a 65% valuation allowance of approximately $29 million, has been reflected in the Pro Forma Combined Balance Sheet. The amount of the valuation allowance is subject to future analysis and may be revised prior to the closing of the Resurgens Transaction.

                                     HOLDCO

     The pro forma loss of the combined entity is not indicative of the results of operations that are expected to be achieved by the combined entity in the future. The nature of Resurgens current operations are concentrated solely on the international carriers' carrier business and an upgraded, efficient operating network is now in place. Resurgens has a new, experienced management team in place and has entered into several new contracts to increase its revenue base, including a significant service contract with WorldCom Network Services, Inc., a wholly owned subsidiary of WorldCom, Inc. Prior to the acquisition of Resurgens, it is expected that Resurgens will be essentially debt free due to its Chapter 11 bankruptcy proceedings. In addition, there are several closing conditions that must be satisfied before the Resurgens Transaction is consummated, including the achievement by Resurgens of monthly revenues of $25 million and related gross profit margin of greater than 5% for the calendar month immediately preceding the closing date.

     (D) Eliminate existing stockholders' equity.

TELCO PRO FORMA ADJUSTMENTS:

     (E) The Telco Merger will be accounted for under the purchase method of accounting. In addition, in accordance with generally accepted accounting principles, the portion of the purchase price allocable to the in-process research and development projects of Telco will be expensed at the consummation of the acquisition. The amount of the one-time non-recurring charge is expected to approximate $65 million. Since this charge is directly related to the acquisition and will not recur, the Unaudited Pro Forma Statements of Operations have been prepared excluding this charge. World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ significantly from the amounts shown below.

     The unallocated excess of purchase price over net assets acquired is determined as follows (in thousands):

Purchase price:
  Stock issued in exchange for Telco shares.................  $175,560
  Fair market value of World Access options issued in
     exchange for Telco options.............................     8,700
                                                              --------
          Total stock and options...........................             $ 184,260
  Fees and expenses related to the merger...................                 3,750
                                                                         ---------
          Total purchase price..............................               188,010
                                                                         ---------
Allocation:
  Historical stockholders' equity...........................               (55,133)
  Adjust assets and liabilities:
     Write-down of inventories related to outsourcing,
       recent procurement agreements and those that are
       non-strategic as a result of the merger to net
       realizable value.....................................                 4,500
     Write-down to fair market value of certain redundant
       equipment resulting from the merger..................                 1,500
     Write-off of leaseholds associated with Telco's current
       Norwood facility which is expected to be relocated...                 1,300
     Accrue involuntary employee termination benefits.......                 1,500
     Accrue lease termination provision related to Telco's
       current Norwood facility.............................                 1,400
     Establish deferred tax asset(i)........................               (16,000)
     In-process research and development costs(ii)..........               (65,000)
                                                                         ---------
                                                                          (125,933)
                                                                         ---------
Unallocated excess purchase price over net assets
  acquired..................................................             $  62,077
                                                                         =========

                                     HOLDCO

     (i) The net deferred tax asset of $16 million is comprised primarily of gross temporary differences arising from the differences between book and tax basis of certain assets and liabilities and for tax credits available to Telco. It is the opinion of management that these tax assets are likely to be utilized by Telco.

     (ii) The amount of in-process research and development costs has been estimated by management based on factors considered such as the number of projects in process, the potential alternative future uses of those projects and estimated future projected revenues from those projects. The valuation of the in-process research and development projects will be performed by an independent valuation firm. The independent valuation of the in-process research and development projects will be utilized in the final purchase price allocation.

     (F) Eliminate existing stockholders' equity.

     (G) Represents retained earnings adjustment for the one-time non-recurring charge related to the write-off of in-process research and development expenses acquired.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1998:

ATI PRO FORMA ADJUSTMENTS:

     (A) Amortization of unallocated excess purchase price over net assets acquired over 15 years relating to the one month period ended January 31, 1998 not included in the Holdco historical statement of operations.

     (B) Eliminate the one-time non-recurring in-process research and development charge recorded in connection with the ATI merger.

     (C) Adjust tax provision for the benefit of the loss incurred by ATI and pro forma adjustments.

     (D) Not used.

NACT MAJORITY INTEREST PRO FORMA ADJUSTMENTS:

     (E) Amortization of unallocated excess purchase price over net assets acquired over 20 years relating to the two month period ended February 28, 1998 not included in the World Access historical statement of operations.

     (F) Eliminate the one-time non-recurring in-process research and development charge recorded in connection with the purchase of the majority interest in NACT.

     (G) Record the 32.7% minority interest in net income of NACT.

     (H) Not used

NACT MINORITY INTEREST PRO FORMA ADJUSTMENTS:

     (I) Amortization of unallocated excess purchase price over net assets acquired related to the purchase of the remaining minority interest in NACT over 20 years.

     (J) Reverse the minority interests in earnings of NACT.

     (K) Represents basic and diluted earnings per share, including approximately 1.8 million shares of World Access common stock issued in the merger calculated in accordance with SFAS 128.

                                     HOLDCO

RESURGENS PRO FORMA ADJUSTMENTS:

     (L) Record an adjustment to depreciation expense for the adjustment to fair market value of switching equipment and the adjustment to amortization expense for the adjustment to fair market values of the license agreements.

     (M) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (N) Adjust tax provision for the benefit of the loss incurred by Resurgens and the pro forma adjustments.

     (O) Represents basic and diluted earnings per share, including approximately 3.7 million shares of World Access common stock issued to Resurgens's creditors and Renaissance Partners calculated in accordance with SFAS 128.

TELCO PRO FORMA ADJUSTMENTS:

     (P) Record an adjustment to depreciation expense related to the write-down of certain redundant equipment.

     (Q) Represents the elimination of the portion of Telco's historical intangible asset amortization written down in connection with the merger.

     (R) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (S) Adjust tax provision for the benefit of the loss incurred by the combined entities.

     (T) Represents basic and diluted earnings per share, including approximately 6.0 million shares of World Access common stock issued in the merger and common stock equivalents related to stock options issued in exchange for Telco options calculated in accordance with SFAS 128.

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997:

ATI PRO FORMA ADJUSTMENTS:

     (A) Eliminate inter-company sales and related cost of sales.

     (B) Amortization of unallocated excess purchase price over net assets acquired over 15 years.

     (C) Adjust tax provision for the benefit of the loss incurred by ATI and pro forma adjustments.

     (D) Not used.

NACT MAJORITY INTEREST PRO FORMA ADJUSTMENTS:

     (E) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (F) Record the 32.7% minority interest in net income of NACT.

     (G) Not used

NACT MINORITY INTEREST PRO FORMA ADJUSTMENTS:

     (H) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (I) Reverse the minority interests in earnings of NACT.

                                     HOLDCO

     (J) Represents basic and diluted earnings per share, including approximately 1.8 million shares of World Access common stock issued in the merger calculated in accordance with SFAS 128.

RESURGENS PRO FORMA ADJUSTMENTS:

     (K) Record an adjustment to depreciation expense for the adjustment to fair market value of switching equipment and the adjustment to amortization expense for the adjustment to fair market value of the license agreements.

     (L) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (M) Eliminate the one-time non-recurring charges of $3.0 million related to the loss on disposition of property, $1.3 million related to the settlement of certain lawsuits unrelated to the bankruptcy and $670,000 in reorganization costs.

     (N) Adjust tax provision for the benefit of the loss incurred by Resurgens and the pro forma adjustments.

     (O) Represents basic and diluted earnings per share, including approximately 3.7 million shares of World Access common stock issued to Resurgens's creditors and Renaissance Partners calculated in accordance with SFAS 128.

TELCO PRO FORMA ADJUSTMENTS:

     (P) Record an adjustment to depreciation expense related to the write-down of certain redundant equipment.

     (Q) Eliminate the one-time non-recurring in-process research and development charge recorded in connection with the purchase of Jupiter Technology, Inc.

     (R) Represents the elimination of the portion of Telco's historical intangible asset amortization written down in connection with the merger.

     (S) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (T) Adjust tax provision for the benefit of the loss incurred by Telco and the pro forma adjustments.

     (U) Represents basic and diluted earnings per share, including approximately 6.0 million shares of World Access common stock issued in the merger and common stock equivalents related to stock options issued in exchange for Telco options calculated in accordance with SFAS 128.